UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     October 1, 2008

FLINT TELECOM GROUP, INC.

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(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3390 Peachtree Rd. NE, Suite 1000, Atlanta, GA                                                                                                30326
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(Address of Principal Executive Offices)                                                                                                (Zip Code)

(408) 399-6120
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(Registrant’s Telephone Number, including area code)

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 1, 2008, Semotus Solutions, Inc. (“Semotus”) acquired substantially all of the assets and liabilities of Flint Telecom, Inc. (“Flint”) in exchange for 28,460,094 shares of our restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008 among Semotus, Flint and Flint Telecom Limited (“Flint Parent”) (the “Contribution Agreement”).  Flint is a technology and services company that provides “turnkey’ telecom services to the global telecom and media industry. Its assets are mainly comprised of telecom products that blend both proprietary software and industry leading technologies to create a converged voice and data network based on SIP protocol, the emerging technical standard for the future of telephony. This is also known as Digital Phone Service or Voice over IP (VoIP).

The consolidation effected by the transaction has been accounted for as a reverse acquisition wherein Flint has been treated as the acquirer for accounting purposes since its former owners now control the combined enterprise. The Company is filing an amendment to the current report on SEC Form 8-K filed on October 7, 2008 to set forth
i)	Flint audited financial information for its fiscal years ended June 30, 2008 and 2007,
ii)	Flint unaudited financial information for the three months ended September 30, 2008 and 2007,
iii)	Semotus audited financial information for its fiscal years ended March 31, 2008 and 2007,
iv)	Semotus unaudited financial information for the three months ended June 30, 2008 and 2007, and
v)	Pro Forma unaudited financial information as of September 30, 2008.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Due to the fact that Flint is the accounting acquirer, our Board of Directors has determined to assume Flint’s fiscal year and has consequently approved a change in our fiscal year in order to align Semotus’ fiscal year with Flint’s fiscal year. Effective immediately, our fiscal year shall be July 1 through June 30.  Therefore, as a result of this action, the period ending December 31, 2008 will be for the 6 month period, and the end of our fiscal year 2009 shall be June 30, 2009 instead of March 31, 2009.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

(b)	Pro Forma Financial Information.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------	Location ---------------

3.1	Amended and Restated Bylaws of the Company dated December 11, 2008.	Filed electronically herewith.

23.1	Consent of LL Bradford & Co. to Flint Telecom, Inc. dated November 5, 2008.	Filed electronically herewith.
23.2	Consent of LL Bradford & Co. to Flint Telecom, Inc. dated December 17, 2008.	Filed electronically herewith.

 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder
Flint Telecom, Inc.
New York, New York

We have audited the accompanying balance sheet of Flint Telecom, Inc. as of June 30, 2008, and the related statements of operations, stockholder’s deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flint Telecom, Inc. as of June 30, 2008, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company, LLC
December 17, 2008
Las Vegas, Nevada

Flint Telecom, Inc.

Balance Sheet
As of June 30, 2008

Assets

Cash	$1,487,021
Accounts Receivable, net of $190,083 allowance for doubtful accounts	88,169
Prepaid Expense	66,000
Total Current Assets	1,641,190

Property, Plant & Equipment:
Equipment	705,830
Capitalized Leases – Equipment	778,763
Total Property, Plant & Equipment	1,484,593
Less: Accumulated Depreciation	(57,082)
Net Property, Plant & Equipment	1,427,511

Debt Issuance Costs, net	128,369

Total Assets	$3,197,070

Liabilities & Stockholder’s Equity

Accounts Payable	$1,072,667
Accrued Liabilities	200,322
Accrued Interest Payable	145,748
Lease Obligations - Short Term	266,707
Notes Payable	200,000
Convertible Notes Payable	3,661,646
Due to Flint Telecom, Ltd.	227,597
Total Current Liabilities	5,774,687

Convertible Notes Payable	2,322,830
Lease Obligations - Long Term	510,276
Total Liabilities	8,607,793
Commitments and Contingencies
Stockholder’s Deficit:
Common Stock, par value $0.01 per share, 3,000 shares authorized, 1,000 shares issued and outstanding	10
Additional Paid- In Capital	1,062,873
Accumulated Deficit	(6,473,606)
Total Stockholders' Deficit	(5,410,723)
Total Liabilities & Stockholder’s Deficit	$3,197,070

See accompanying notes to the financial statements

Flint Telecom, Inc.

Statement of Operations
For the Fiscal Year Ended June 30, 2008

Revenue	$3,146,286
Cost of Revenue	4,022,383
Gross Loss	(876,097)

Operating Expenses:
Management Fees - Flint Telecom, Ltd.	1,148,775
Consultants	728,081
Bad Debt Expense	190,083
General & Administrative	594,878
Total Operating Expenses	2,661,817

Operating Income (Loss)	(3,537,914)

Other Income (Expense):
Interest Expense, net	(175,821)
Exchange Rate Loss	(146,919)
Total Other Income (Expense)	(322,740)

Provision for Income Taxes	--

Net Income (Loss)	$(3,860,654)

Basic and Diluted Loss Per Share	$(3,860.65)

Weighted Average Shares Outstanding	1,000

See accompanying notes to the financial statements

Flint Telecom, Inc.

Statement of Stockholder’s Deficit For the Fiscal Year Ended June 30, 2008
	Common Stock						Total
	Shares				Paid-in	Accumulated	Stockholder’s
	Outstanding			Amount	Capital	Deficit	Deficit

Balance at June 30, 2007	1,000	$10	$1,062,873	$(2,612,952)	$(1,550,069)

Net loss for the year ended June 30, 2008						(3,860,654)	(3,860,654)
Balance at June 30, 2008	1,000	$10	$1,062,873	$(6,473,606)	$(5,410,723)

See accompanying notes to the financial statements

Flint Telecom, Inc.

Statement of Cash Flows
For the Fiscal Year Ended June 30, 2008

Cash Flows from Operating Activities:

Net Loss	$(3,860,654)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	57,082
Amortization of Debt Issuance Costs	29,103
Changes in assets and liabilities:
Accounts Receivable	(27,875)
Prepaid Expense	(51,308)
Accounts Payable	973,504
Accrued Liabilities	183,467
Net Cash Used in Operating Activities	(2,696,681)

Cash Flows from Investing Activities:

Purchases of Property, Plant & Equipment	(705,830)
Net Cash Used in Investing Activities	(705,830)

Cash Flows From Financing Activities

Payment to Flint Telecom, Ltd.	(1,149,100)
Debt Issuance Fees and Expenses, net	(157,472)
Proceeds from Short Term Notes Payable	200,000
Proceeds from Convertible Notes Payable	5,984,476
Payments on Lease Obligations	(1,780)
Net Cash Provided by Financing Activities:	4,729,205

Cash Flows from Foreign Currency Activities
Exchange Rate Changes	146,919
Net Cash Provided by Foreign Currency Activities	146,919
Net Increase (Decrease) in Cash and Cash Equivalents	1,473,613

Cash and Cash Equivalents, beginning of the year	13,408

Cash and Cash Equivalents, end of the year	$1,487,021

Supplemental Disclosure:

Interest Paid	$ 1,073
=======
Cash Paid for Income Taxes	$--
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Assets Purchased under Capital Lease Obligations	$778,763
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See accompanying notes to the financial statements

FLINT TELECOM, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2008

1.           Organization and Formation

Flint Telecom, Inc. (“Flint” or the “Company”), a Delaware Corporation, was formed in 2005, but started operations in April 2006, and is a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint provides next generation turnkey voice, data and wireless services through partner channels primarily in the United States. These partners include ISP’s, rural telecom companies and PBX vendors. The partners in turn market these services under their own brands to residential and business customers. Flint also provides its partners with a wholesale call platform for aggregating call traffic at cost competitive rates.

Flint is headquartered in New York, NY and operates nationwide.

Flint Telecom Limited (the “Parent”) is a holding company whose sole operating business in the United States is Flint Telecom, Inc. The Parent has been a vehicle for the initial funding of the telecom business and for the development of the proprietary intellectual property (“IP”). The IP has been licensed to Flint for a nominal fee of $1.00 per year.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business.  As reflected in the accompanying financial statements, Flint had a net loss of $3,860,654 for the year ended June 30, 2008, negative cash flow from operating activities of $2,696,681 for the year ended June 30, 2008, an accumulated stockholder’s deficit of $5,410,723 and a working capital deficit of $4,133,496 as of June 30, 2008. Also, as of June 30, 2008, the Company had limited liquid and capital resources. The Company is currently largely dependent upon the Parent for any financing and capital.

The foregoing factors raise substantial doubt about Flint’s ability to continue as a going concern. Ultimately, the Company’s ability to continue as a going concern is dependent upon its ability to attract new sources of capital, exploit the growing telecom services market in order to attain a reasonable threshold of operating efficiency and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.           Significant Accounting Policies

Revenue Recognition – Flint recognizes revenues based upon contract terms and completion of the sales process in accordance with Staff Accounting Bulletin No. 104, a codification of revenue recognition. Revenue is generated from the sale of telecom services to the Company’s partners. The Company recognizes the revenue when the service is provided and payment is collected either through credit cards or through payments by check. The appropriate partner revenue allocation is deducted from those accounts that pay Flint directly. Other accounts that pay the partners directly, Flint recognizes the portion of the revenue share that relates to it and invoices the Partner for this. The invoice becomes a receivable from the Partner when raised.

Cost of Revenue – Costs directly related to the production of revenue are categorized as a cost of revenue. These costs are the cost of call generation, including transmission and termination, network charges including access costs, lease and right-of-way charges and other third party fulfillment costs, and other telecommunication fees, such as emergency 911 service fees.

Earnings (loss) per share - Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution, using the treasury stock method or the if converted method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Any dilutive security issued, that would create an anti-dilutive effect, is not included in the weighted average share calculation for that period.

Income taxes - The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions to be cash equivalents. The Company places substantially all of its cash and cash equivalents in interest bearing demand deposit accounts with one financial institution and in amounts that are insured either by the Irish government for Euro deposits or by the Federal Deposit Insurance Corporation for U.S deposits.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of risk consist principally of trade and other receivables. The Company extends credit to its customers in the ordinary course of business and periodically reviews the credit levels extended to customers, estimates the collectability and creates an allowance for doubtful accounts, as needed. The Company does not require cash collateral or other security to support customer receivables. Provision is made for estimated losses on uncollectible accounts.

The Company estimates its allowance for doubtful accounts by applying estimated loss percentages against its aging of accounts receivable balances. The estimated loss percentages are updated periodically and are based on the Company’s historical write-off experience, net of recoveries. Changes to allowances may be required if the financial condition of the Company’s customers improves or deteriorates or if the Company adjusts its credit standards for new customers, thereby resulting in write-off patterns that differ from historical experience.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates were made in connection with preparing the Company’s financial statements. Actual results could differ from those estimates.

Fair value of financial instruments - The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and short term notes approximate fair value because of their short maturity as of June 30, 2008.

The Convertible Notes were recorded at face value as of the issuance date. Those Convertible Notes issued in the Euro currency were translated at the Euro – U.S. Dollar exchange rate as of the transaction date and are adjusted for exchange rate changes on a quarterly basis. The Convertible Notes approximate fair value since they are a long term liability with a fixed interest rate, adjusted for exchange rates if required  and will be held until maturity or until converted into common stock.

Foreign Currency Transactions - Exchange adjustments resulting from foreign currency transactions are generally recognized in operations. Flint has a bank account and convertible notes that are in the Euro currency. Net foreign currency transaction losses were $146,919 for the year ended June 30, 2008.

Property and Equipment – These assets are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Amortization on capital leases is over the lesser of the estimated useful life or term of the lease if shorter, and is included in depreciation and amortization expense in the statement of operations. Ordinary course repairs and maintenance on fixed assets are expensed as incurred.

The carrying value of property and equipment is assessed annually or when factors indicating an impairment are present. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review our property, plant, and equipment for impairment whenever events or circumstances indicate that their carrying amount may not be recoverable. Impairment reviews require a comparison of the estimated future undiscounted cash flows to the carrying value of the asset. If the total of the undiscounted cash flows is less than the carrying value, an impairment charge is recorded for the difference between the estimated fair value and the carrying value of the asset.

Fiscal Year End – The Company’s fiscal year end is June 30.

3.           Recent Accounting Pronouncements

Management does not believe that there are any other recently-issued accounting pronouncements, but not yet effective accounting standards, which could have a material effect on the accompanying financial statements.

Statement No. 157

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”); SFAS 157 establishes a formal framework for measuring fair value under GAAP.  It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.  Although SFAS 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards.  SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

Statement No. 159

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations” (“SFAS No. 141R”), which revises current purchase accounting guidance in SFAS No. 141, “Business Combinations”. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on the Company’s consolidated financial statements will depend on the nature and extent of the Company’s future acquisition activities.

Statement No. 160

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.

This Statement changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 160 will have a material affect on our financial statements.

Interpretation No. 48

Financial Accounting Standards Board Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No 109, “Accounting for Income Taxes (“FIN 48”)” is effective for fiscal years beginning after December 15, 2006. FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company is evaluating the effects of FIN 48 for the 2008 fiscal year, but it does not believe that it has a liability for unrecognized tax benefits.

4.           Accounts Receivable and Concentration of Credit Risk

Four customers together accounted for 68% of the Company’s revenue for the fiscal year ended June 30, 2008, the largest of which accounted for 18% individually. Two other customers accounted for 58% and 17% of the accounts receivable at June 30, 2008.

5.           Accounts Payable

Accounts Payable at June 30, 2008 was $1,072,667. Three vendors accounted for 58% of the payables at June 30, 2008, the largest of which accounted for 31% of the payables.

Although the company believes that it has adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental affect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental affect on that portion of Flint’s business.

6.           Capital Lease Obligations

Flint has incurred $778,763 in principal amount of capital lease obligations primarily for computer and telephony equipment. There have been 7 leases with the range of lease amounts from $3,871 to $728,397. The lease terms expire from November 2010 to June 2011. The interest rates range from 9.1% to 21.8%.

The combined principal and interest portions due under the capital leases for the next three years until expiration are as follows:

Year Ended June 30,
2009	$328,897
2010	431,666
2011	120,600
881,163
Less interest:	104,180
Total	$776,983

 7.           Promissory and Convertible Notes

From November 30, 2007 to June 30, 2008, Flint has issued $200,000 principal amount of Promissory notes with Warrants, $3,661,646 principal amount of Convertible Promissory Notes and €1,475,000 principal amount of Convertible Promissory Notes. Substantially all of the proceeds have been used for the expansion of Flint’s business, including capital expenditures and working capital.

The Promissory Notes with Warrants were issued to two individuals, with an interest rate of 15% and a maturity of six months. The warrants are exercisable at $0.25 per share with a term that expires on September 30, 2010.

The U.S. dollar Convertible Promissory Notes have been issued to approximately 50 different entities with an interest rate of 12% and maturities ranging from six months to one year. The Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days. The conversion price for $910,146 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 20 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. $2,726,500 of the Notes have a conversion price of $0.275 per share.

The Euro Convertible Promissory Notes have been issued to one individual in two tranches each with an interest rate of 15%. The maturity is approximately 16 and 17 months based upon the tranche issued. Likewise, the Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days or ninety trading days depending on the tranche issued. Finally, the conversion price for €1,175,000 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 90 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. €300,000 of the Notes have a conversion price of $0.25 per share.

The Company incurred $157,472 of debt issuance costs related to the Convertible Notes and has amortized $29,103 of the costs through June 30, 2008. As of June 30, 2008, none of the Convertible Notes have been converted. The equity component of the conversion feature on the Convertible Notes and the exercise feature on the Warrants is only effective if the Flint stock is publicly trading for a certain period of trading days. Due to this contingency, and the fact that the Flint stock is not public, an equity value will only be recorded when the Flint stock publicly trades for the appropriate number of days.

8.            Common Stockholder’s Equity

Under the Company’s Articles of Incorporation in July 2005, the Company is authorized to issue 3,000 shares of common stock, of which 1,000 shares were issued and outstanding as of June 30, 2008. There are no special voting or economic rights or privileges.

9.           Income Taxes

The Company currently has a net loss of $3,860,654 for the fiscal year ended June 30, 2008 and has accumulated losses of $6,473,606 since inception. As such, it has net operating losses for both federal and state tax purposes. There are no other deferred tax assets or liabilities as of June 30, 2008. Realization of this deferred tax asset is dependent on future earnings. The timing and amount of future earnings are uncertain and therefore the Company has established a 100% valuation allowance.

10.           Earnings (Loss) Per Share

Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. There are warrants issued with promissory notes which are exercisable into 800,000 common shares and $5,991,999 principal amount of convertible notes that are potentially dilutive as of June 30, 2008. Since the Company incurred a net loss for the fiscal year ended June 30, 2008, the warrants and convertible notes were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

The Company reported a net loss per share of $3,860.65 for the year ended June 30, 2008.

11.            Related Party Transactions

The Company has limited access to capital from either banking institutions or the capital markets. Consequently, it has loans from Flint Telecom Ltd., the Parent of the Company. The Parent also has a direct equity investment in the Company. The loan balance was $227,597 at June 30, 2008. The loan is for management fees owed the Parent. The management fees are for the executive, operating and financial services provided by the Parent to Flint. These functions, as well as the corporate strategy, are executed by the personnel at the Parent. The investment in the Company from the Parent was $1,062,883 at June 30, 2008. The investment is a direct result of the capital needed for the operations of the Company.

12.           Commitments and Contingencies

Flint has assumed an operating lease for its facility in New York, N.Y. starting on April 1, 2008. The lease expires on May 1, 2010. The monthly base lease payment is $9,300 and there are additional payments owed for costs passed through by the landlord. The future minimum lease payments are $111,600 in fiscal 2009 and $93,000 in fiscal 2010.

The Company uses the services of consultants to provide sales, marketing and customer service to its partners and customers. In 2008, there were 14 consultants who had contracts with a total monthly commitment of $100,700 a month. The contracts are reviewed, and by their terms, can be renewed annually by Flint. Three of the contracts have been renewed and in existence since 2007 and 11 new contracts were signed in 2008.

13.           Subsequent Events

Semotus Solutions, Inc. Acquisition

On October 1, 2008, Semotus acquired substantially all of the assets and liabilities of Flint in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes, Flint is considered the acquirer in a reverse merger. Flint will have two of the four board seats. Further Vincent Browne will become Chief Executive Officer of the combined entities, while Anthony LaPine, Chairman and Chief Executive Officer of Semotus, will become the Chairman of the combined entities. The name will be changed to Flint Telecom Group, Inc. The existing Semotus operations will become a division of Flint Telecom Group, Inc.

The Semotus business division is a leading provider of enterprise application software connecting individuals wirelessly to critical business systems, urgent information and key processes. Semotus helps mobile employees make better and faster decisions, increases customer satisfaction, and improves efficiencies in business processes for shorter sales and service cycles. The wireless software products and professional services are all included in the HipLink family of software, which provide immediate mobile access and control of business-critical software applications, databases, networks and servers.

Promissory Notes with Warrants

During the three months ended September 30, 2008, Flint issued $1,502,500 of Promissory Notes. $1,202,500 of the Promissory Notes were issued to the Parent. The Promissory Notes have a 15% interest rate and mature on March 30, 2009. The Warrants are exercisable into 1,202,500 common shares at $0.50 per share. The Warrants expire on September 30, 2011.

Flint also issued $300,000 of Promissory Notes with Warrants to an individual on September 30, 2008. The Note has a 15% interest rate and matures on March 30, 2009. The Warrants are exercisable into 300,000 common shares at $0.50 per share. The Warrants expire on September 30, 2011.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder
Flint Telecom, Inc.
New York, New York

We have audited the accompanying balance sheet of Flint Telecom, Inc. as of June 30, 2007, and the related statements of operations, stockholder’s deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flint Telecom, Inc. as of June 30, 2007, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

L.L. Bradford & Company, LLC
November 5, 2008
Las Vegas, Nevada

FLINT TELECOM, INC.
BALANCE SHEET
AS OF JUNE 30, 2007

ASSETS

Current assets
Cash	$13,408
Accounts receivable	60,294
Prepaid expense	14,692
Total current assets	88,394

Total assets	$88,394

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
Accounts payable	$99,163
Accrued liabilities	162,603
Due to Flint Telecom, Ltd	1,376,697
Total current liabilities	1,638,463

Total liabilities	1,638,463

Commitments and contingencies

Stockholder's deficit:
Common stock, par value $0.01 per share, 3,000
shares authorized, 1,000 shares issued and outstanding	10
Additional paid-in capital	1,062,873
Accumulated deficit	(2,612,952)
Total stockholder's deficit	(1,550,069)

Total liabilities and stockholder's deficit	$88,394

See accompanying notes to the financial statements

FLINT TELECOM, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2007

Revenue	$514,765
Cost of revenue	888,143

Gross loss	(373,378)

Operating expenses
Management fees - Flint Telecom, Ltd.	980,838
Consultants	240,093
Bad debt expense	143,652
General and administrative	129,663
Total operating expenses	1,494,246

Operating loss	(1,867,624)

Provision for income tax	-

Net loss	$(1,867,624)

Basic and diluted loss per share	$(1,867.62)

Weighted average shares outstanding	1,000

See accompanying notes to the financial statements

FLINT TELECOM, INC.
STATEMENT OF STOCKHOLDER'S DEFICIT

FOR THE YEAR ENDED JUNE 30, 2007
	Common Stock					Total
	Shares			Paid-in	Accumulated	Stockholder's
	Outstanding	Amount		Capital	Deficit	Deficit

Balance at June 30, 2006	1,000	$10	$317,542	$(745,328)	$(427,776)

Additional contribution by Flint Telecom, Ltd.	-	-	745,331	-	745,331

Net loss for the year ended June 30, 2007	-	-	-	(1,867,624)	(1,867,624)

Balance at June 30, 2007	1,000	$10	$1,062,873	$(2,612,952)	$(1,550,069)

See accompanying notes to the financial statements

FLINT TELECOM, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2007

Cash flows from operating activities:
Net loss	$(1,867,624)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Contribution by Flint Telecom, Ltd.	745,331
Changes in assets and liabilities:
Accounts receivable	(48,323)
Prepaid expense	(14,692)
Accounts payable	63,880
Accrued liabilities	149,835

Net cash used in operating activities	(971,593)

Cash flows from investing activities:	-

Cash flows from financing activities:
Due to Flint Telecom, Ltd.	980,838

Net cash provided by financing activities:	980,838

Net increase in cash	9,245

Cash, beginning of the year	4,163

Cash, end of the year	$13,408

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to the financial statements

Flint Telecom, Inc.

Notes to Financial Statements
For the Year Ended June 30, 2007

1.Organization and Formation

Flint Telecom, Inc. (“Flint” or the “Company”), a Delaware Corporation, was formed in 2005, but started operations in April 2006, and is a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint provides next generation turnkey voice, data and wireless services through partner channels primarily in the United States. These partners include ISP’s, rural telecom companies and PBX vendors. The partners in turn market these services under their own brands to residential and business customers. Flint also provides its partners with a wholesale call platform for aggregating call traffic at cost competitive rates.

Flint is headquartered in New York, NY and operates nationwide.

Flint Telecom Limited (the “Parent”) is a holding company whose sole operating business in the United States is Flint Telecom, Inc. The Parent has been a vehicle for the initial funding of the telecom business and for the development of the proprietary intellectual property (“IP”). The IP has been licensed to Flint for a nominal fee of $1.00 per year.

2.Significant Accounting Policies

Revenue Recognition – Flint recognizes revenues based upon contract terms and completion of the sales process in accordance with Staff Accounting Bulletin No. 104, a codification of revenue recognition. Revenue is generated from the sale of telecom services to the Company’s partners. The Company recognizes the revenue when the service is provided and payment is collected either through credit cards or through payments by check. The appropriate partner revenue allocation is deducted from those accounts that pay Flint directly. Other accounts that pay the partners directly, Flint recognizes the portion of the revenue share that relates to it and invoices the Partner for this. The invoice becomes a receivable from the Partner when raised.

Cost of Revenue – Costs directly related to the production of revenue are categorized as a cost of revenue. These costs are the cost of call generation, including transmission and termination, network charges including access costs, lease and right-of-way charges and other third party fulfillment costs, and other telecommunication fees, such as emergency 911 service fees.

Earnings (loss) per share - Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution, using the treasury stock method or the if converted method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Any dilutive security issued, that would create an anti-dilutive effect, is not included in the weighted average share calculation for that period.

Income taxes - The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

2.Significant Accounting Policies (continued)

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions to be cash equivalents. The Company places substantially all of its cash and cash equivalents in interest bearing demand deposit accounts with one financial institution.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of risk consist principally of trade and other receivables. The Company extends credit to its customers in the ordinary course of business and periodically reviews the credit levels extended to customers, estimates the collectability and creates an allowance for doubtful accounts, as needed. The Company does not require cash collateral or other security to support customer receivables. Provision is made for estimated losses on uncollectible accounts.

The Company estimates its allowance for doubtful accounts by applying estimated loss percentages against its aging of accounts receivable balances. The estimated loss percentages are updated periodically and are based on the Company’s historical write-off experience, net of recoveries. Changes to allowances may be required if the financial condition of the Company’s customers improves or deteriorates or if the Company adjusts its credit standards for new customers, thereby resulting in write-off patterns that differ from historical experience.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates were made in connection with preparing the Company’s financial statements. Actual results could differ from those estimates.

Fair value of financial instruments - The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their short maturity as of June 30, 2007.

Fiscal Year End – The Company’s fiscal year end is June 30.

3.Recent Accounting Pronouncements

Management does not believe that there are any other recently-issued accounting pronouncements, but not yet effective accounting standards, which could have a material effect on the accompanying financial statements.

Statement No. 157

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”); SFAS 157 establishes a formal framework for measuring fair value under GAAP.  It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.  Although SFAS 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards.  SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS 123R, share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

Statement No. 159

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations” (“SFAS No. 141R”), which revises current purchase accounting guidance in SFAS No. 141, “Business Combinations”. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on the Company’s consolidated financial statements will depend on the nature and extent of the Company’s future acquisition activities.

Interpretation No. 48

Financial Accounting Standards Board Interpretation No 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No 109, “Accounting for Income Taxes (“FIN 48”)” is effective for fiscal years beginning after December 15, 2006. FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company is evaluating the effects of FIN 48 for the 2008 fiscal year, but it does not believe that it has a liability for unrecognized tax benefits.

4.Accounts Receivable and Concentration of Credit Risk

Two customers accounted for 67% and 30% of the Company’s revenue for the fiscal year ended June 30, 2007. The largest customer accounted for substantially all of the accounts receivable at June 30, 2007.

5.Accounts Payable

Accounts Payable at June 30, 2007 was $99,163. Four vendors accounted for a majority of the payables at June 30, 2007, the largest of which accounted for 21% of the payables.

Although the Company believes that it has adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental affect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental affect on that portion of Flint’s business.

6. Common Stockholder’s Equity

Under the Company’s Articles of Incorporation in July 2005, the Company is authorized to issue 3,000 shares of common stock, of which 1,000 shares were issued and outstanding as of June 30, 2007. There are no special voting or economic rights or privileges.

7.Income Taxes

The Company currently has net losses of $1,867,624 for the year ended June 30, 2007. As such, it has net operating losses for both federal and state tax purposes. There are no other deferred tax assets or liabilities as of June 30, 2007. Realization of this deferred tax asset is dependent on future earnings. The timing and amount of future earnings are uncertain and therefore the Company has established a 100% valuation allowance.

8.Earnings (Loss) Per Share

Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. There were no dilutive securities issued as of June 30, 2007. The Company reported a net loss per share of $1,867.62 for the year ended June 30, 2007.

9.            Related Party Transactions

The Parent of the Company provides services on behalf of the Company for executive, operating and financial services, which are recorded as management fees. During the year ended June 30, 2007 the Company recorded management fees by the Parent totaling $980,838. As of June 30, 2007, the Company owed the Parent $1,376,697 for management fees, which is recorded as due to Flint Telecom, Ltd. This liability is due on demand, unsecured and bears no interest.

For the year ended June 30, 2007, the Parent also contributed $745,331 in cash to the Company.

10.           Commitments and Contingencies

Flint is not a party to any legal proceedings.

The Company does not have any capital or operating leases. The Company utilizes office space free of rent on an as needed basis in both New York and Boca Raton.

The Company uses the services of consultants to provide sales, marketing and customer service to its partners and customers. In 2007, there were five consultants with a total monthly commitment of approximately $28,000 a month. The contracts are reviewed, and by their terms, can be renewed annually by Flint. Three of the contracts in 2007 have been renewed and in existence since 2005. Two of the 2006 contracts were not renewed and two new contracts were signed in 2007.

11.Subsequent Events

Promissory and Convertible Notes

From November 30, 2007 to June 30, 2008, Flint issued $200,000 principal amount of Promissory notes with Warrants, $3,661,646 principal amount of Convertible Promissory Notes and €1,475,000 principal amount of Convertible Promissory Notes. Substantially all of the proceeds have been used for the expansion of Flint’s business, including capital expenditures and working capital.

The Promissory Notes with Warrants were issued to two individuals, with an interest rate of 15% and a maturity of six months. The warrants are exercisable at $0.25 per share with a term that expires on September 30, 2010.

The U.S. dollar Convertible Promissory Notes were issued to approximately 50 different entities with an interest rate of 12% and maturities ranging from six months to one year. The Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days. The conversion price for $0.275 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 20 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. $2,731,500 of the Notes have a conversion price of $0.275 per share.

The Euro Convertible Promissory Notes were issued to one individual in two tranches each with an interest rate of 15%. The maturity is approximately 16 and 17 months based upon the tranche issued. Likewise, the Notes are convertible after the Flint common stock has been listed on the OTC Bulletin Board or has otherwise been publicly trading for twenty trading days or ninety trading days depending on the tranche issued. Finally, the conversion price for €1,175,000 of the Notes is based upon a formula which is the lower of (i) the expected market capitalization divided by the number of shares outstanding and (ii) a price per share derived by a percentage multiplied by the average daily closing price of the common stock in the first 90 days of trading, provided however that if the estimated market capitalization is actually below $10 million at the calculation date, then the $10 million number will be used in the calculation. €300,000 of the Notes have a conversion price of $0.25 per share.

Investment in Semotus Solutions, Inc.

Flint Telecom Limited signed an investment agreement dated April 23, 2008 with Semotus Solutions, Inc. (“Semotus”) relating to an investment of $200,000 into Semotus. The investment was made as a convertible promissory note (the “Note”). The Note was converted in full on July 22, 2008 by Flint Telecom Limited, which included the entire outstanding principal amount of $200,000 and all accrued interest up to and including July 22, 2008 which came to a total of $204,000, into 741,818 restricted shares of Semotus common stock at a conversion price of $0.275 per share, comprising of 727,273 shares for the principal of $200,000 and 14,545 shares for the accrued interest of $4,000.
Semotus Solutions, Inc. Acquisition

On October 1, 2008, Semotus acquired substantially all of the assets and liabilities of Flint in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes, Flint is considered the acquirer in a reverse merger. Flint will have two of the four board seats. Further Vincent Browne will become Chief Executive Officer of the combined entities, while Anthony LaPine, Chairman and Chief Executive Officer of Semotus, will become the Chairman of the combined entities. The name will be changed to Flint Telecom Group, Inc. The existing Semotus operations will become a division of Flint Telecom Group, Inc.

The Semotus business division is a leading provider of enterprise application software connecting individuals wirelessly to critical business systems, urgent information and key processes. Semotus helps mobile employees make better and faster decisions, increases customer satisfaction, and improves efficiencies in business processes for shorter sales and service cycles. The wireless software products and professional services are all included in the HipLink family of software, which provide immediate mobile access and control of business-critical software applications, databases, networks and servers.

NY Lease

Flint has assumed an operating lease for its facility in New York, N.Y. starting on April 15, 2008. The lease expires on May 1, 2010. The monthly base lease payment is $9,300 and there are additional payments owed for costs passed through by the landlord. The future minimum lease payments are $111,600 in fiscal 2008, $111,600 in fiscal 2009 and $93,000 in fiscal 2010.

Note: The financial statements that follow for the periods ended September 30, 2008 and 2007 have not been audited nor have they been reviewed by our independent auditors. Flint Telecom, Inc.
Balance Sheet
As of September 30, 2008 (Unaudited)
Assets

Cash	$1,406,278
Accounts Receivable, net of $190,083 allowance for doubtful accounts	350,495
Prepaid Expense	213,530
Total Current Assets	1,970,303

Property, Plant & Equipment:
Equipment	712,117
Capitalized Leases - Equipment	823,236
Total Property, Plant & Equipment	1,535,353
Less: Accumulated Depreciation	(213,291)
Net Property, Plant & Equipment	1,322,062

Debt Issuance Costs, net	75,205
Total Assets	$3,367,570

Liabilities & Stockholders' Equity

Accounts Payable	$892,678
Accrued Liabilities	289,658
Accrued Interest Payable	249,795
Lease Obligations - Short Term	369,560
Notes Payable	500,000
Notes Payable - Flint Telecom Ltd.	1,202,500
Convertible Notes Payable, Euro denominated	2,076,948
Convertible Notes Payable, U.S. Dollar denominated	3,636,646
Due to Flint Telecom, Ltd.	259,817
Total Current Liabilities	9,477,602

Lease Obligations - Long Term	446,638
Total Liabilities	9,924,240
Commitments and Contingencies
Stockholders' Deficit:
Common Stock, par value $0.01 per share, 3,000 shares authorized, 1,000 shares issued and outstanding	10
Additional Paid- In Capital	1,062,873
Accumulated Deficit	(7,619,553)
Total Stockholders' Deficit	(6,556,670)
Total Liabilities & Stockholders' Deficit	$3,367,570

See accompanying notes to the financial statements

Flint Telecom, Inc.
Statements of Operations (Unaudited) For the Three Months Ended September 30,
	2008	2007
Revenue	$3,225,251	$73,786

Cost of Revenue	3,269,467	252,475
Gross Loss	(44,216)	(178,689)

Operating Expenses:
Management Fees - Flint Telecom, Ltd.	216,492	240,505
Consultants	477,654	79,949
Depreciation	156,267	--
General & Administrative	213,037	47,604
Total Operating Expenses	1,063,450	368,058

Operating Income (Loss)	(1,107,666)	(546,747)

Other Income (Expense):
Interest Expense, net	(256,655)	-
Exchange Rate Gain, net	218,374	-
Total Other Income (Expense)	(38,281)	-

Provision for Income Taxes

Net Income (Loss)	$(1,145,947)	$(546,747)

Basic and Diluted Loss Per Share	$(1,145.95)	$(546.75)

Weighted Average Shares Outstanding	1,000	1,000

See accompanying notes to the financial statements

Flint Telecom, Inc. Statement of Stockholders' Deficit (Unaudited)
For the Three Months Ended September 30, 2008 and 2007
	Common Stock				Total
	Shares		Paid-in	Accumulated	Stockholders'
	Outstanding	Amount	Capital	Deficit	Equity

Balance at June 30, 2006	1,000	$10	$317,542	$(745,328)	$(427,776)

Additional Investment by Flint Telecom, Ltd.			745,331		745,331
Net loss for the year ended June 30, 2007				(1,867,624)	(1,867,624)
Balance at June 30, 2007	1,000	10	1,062,873	(2,612,952)	(1,550,069)

Net loss for the year ended June 30, 2008				(3,860,653)	(3,860,653)
Balance at June 30, 2008	1,000	10	1,062,873	(6,473,606)	(5,410,723)

Net loss for the three months ended September 30, 2008				(1,145,947)	(1,145,947)
Balance at September 30, 2008	1,000	$10	$1,062,873	$(7,619,553)	$(6,556,670)

See accompanying notes to the financial statements

Flint Telecom, Inc. Statements of Cash Flows (Unaudited)
For the Three Months Ended September 30,
	2008	2007
Cash Flows from Operating Activities:

Net Loss	$(1,145,947)	$(546,747)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	156,267	--
Amortization of Debt Issuance Costs	64,184	--

Changes in assets and liabilities:
Accounts Receivable	(262,325)	53,994
Prepaid Expense	(147,530)	14,692
Accounts Payable	(179,989)	41,699
Accrued Interest Payable	104,046	--
Other Accrued Liabilities	89,335	(77,565)

Net Cash Used in Operating Activities	(1,321,959)	(513,927)

Cash Flows from Investing Activities:

Purchases of Property, Plant & Equipment	(6,287)	--

Net Cash Used in Investing Activities	(6,287)	--

Cash Flows From Financing Activities

Investment from Flint Telecom, Ltd.	32,220	502,163
Debt Issuance Fees and Expenses	(11,020)	--
Proceeds from Short Term Notes Payable	1,502,500	--
Repayment of Convertible Notes Payable	(25,000)	--
Payments on Lease Obligations	(5,314)	--

Net Cash Provided by Financing Activities:	1,493,386	502,163
Cash Flows From Foreign Currency Activities

Exchange Rate Changes	(245,883)	--
Net Increase (Decrease) in Cash and Cash Equivalents	(80,744)	(11,764)
Cash and Cash Equivalents, beginning of the period	1,487,021	13,408
Cash and Cash Equivalents, end of the period	$ 1,406,278 ===========	$ 1,644 ======

See accompanying notes to the financial statements

Flint Telecom, Inc. Statements of Cash Flows (Continued) (Unaudited)	For the Three Months Ended September 30,
Supplemental Disclosure:	2008 -----------	2007 ---------------

Interest Paid	$85,366	$--
	===========	=========
Taxes Paid	$ -- =========	$ -- ==========

Assets Purchased under Capital Leases	$44,473	$--
	===========	=========
See accompanying notes to the financial statements

FLINT TELECOM, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

1.           Organization and Formation

Flint Telecom, Inc. (“Flint” or the “Company”), a Delaware Corporation, was formed in 2005, but started operations in April 2006, and is a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint provides next generation turnkey voice, data and wireless services through partner channels primarily in the United States. These partners include ISP’s, rural telecom companies and PBX vendors. The partners in turn market these services under their own brands to residential and business customers. Flint also provides its partners with a wholesale call platform for aggregating call traffic at cost competitive rates.

Flint is headquartered in New York, NY and operates nationwide.

Flint Telecom Limited (the “Parent”) is a holding company whose sole operating business in the United States is Flint Telecom, Inc. The Parent has been a vehicle for the initial funding of the telecom business and for the development of the proprietary intellectual property (“IP”). The IP has been licensed to Flint for a nominal fee of $1.00 per year.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business.  As reflected in the accompanying financial statements, Flint had a net loss of $1,145,947 for the three months ended September 30, 2008, negative cash flow from operating activities of $1,321,959 for the three months ended September 30, 2008, an accumulated stockholder’s deficit of $6,556,670 and a working capital deficit of $7,507,297 as of September 30, 2008. Also, as of September 30, 2008, the Company had limited liquid and capital resources. The Company is currently largely dependent upon the Parent for any financing and capital.

The foregoing factors raise substantial doubt about Flint’s ability to continue as a going concern. Ultimately, the Company’s ability to continue as a going concern is dependent upon its ability to attract new sources of capital, exploit the growing telecom services market in order to attain a reasonable threshold of operating efficiency and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.           Accounts Receivable and Concentration of Credit Risk

Two customers accounted for 45% and 44%of the Company’s revenue, respectively, for the three months ended September 30, 2008. Two other customers accounted for 37% and 30% of the accounts receivable at September 30, 2008. One customer accounted for 75% of the revenue and all of the accounts receivable for the three months ended September 30, 2007.

3.           Accounts Payable

Accounts Payable at September 30, 2008 was $892,678. Three vendors accounted for 42% of the payables at June 30, 2008, the largest of which accounted for 20% of the payables. Accounts Payable at September 30, 2007 was $140,862. Three vendors accounted for 52% of the payables at June 30, 2008, the largest of which accounted for 27% of the payables.

Although the company believes that it has adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental affect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental affect on that portion of Flint’s business.

4.           Capital Lease Obligations

Flint has incurred $823,236 in principal amount of capital lease obligations primarily for computer and telephony equipment. For the three months ended September 30, 2008 and additional $44,473 in capital lease obligations were incurred under similar terms and conditions as in the year ended June 30, 2008. There were no capital lease obligations in the three months ended September 30, 2007.

5.           Promissory and Convertible Notes

During the three months ended September 30, 2008, Flint issued $1,502,500 of Promissory Notes. $1,202,500 of the Promissory Notes were issued to the Parent. The notes have a 15% interest rate and mature on March 30, 2009. The warrants are exercisable into 1,202,500 common shares at $0.50 per share. The warrants expire on September 30, 2011.

Flint also issued $300,000 of Promissory Notes with Warrants to an individual on September 30, 2008. The Note has a 15% interest rate and matures on March 30, 2009. The warrants are exercisable into 300,000 common shares at $0.50 per share. The warrants expire on September 30, 2011.

There were no Promissory or Convertible Notes issued in the through September 30, 2007.

6.           Earnings (Loss) Per Share

Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. There are warrants issued with promissory notes which are exercisable into 1,100,000 common shares and $5,966,999 principal amount of convertible notes that are potentially dilutive as of September 30, 2008. Since the Company incurred a net loss for the three months ended September 30, 2008, the warrants and convertible notes were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive. There were no potentially dilutive securities issued through September 30, 2007.

The Company reported a net loss per share of $1,145.95 and $546.75 for the three months ended September 30, 2008 and 2007, respectively.

7.            Related Party Transactions

The Company has limited access to capital from either banking institutions or the capital markets. Consequently, it has loans from Flint Telecom LLC, the Parent of the Company. During the three months ended September 30, 2008, $1,202,500 of Promissory Notes with Warrants were issued to the Parent (see Note 5, “Promissory and Convertible Notes”). The net proceeds were used to fund the operations of Flint.

The Parent has also has a direct equity investment in the Company. The loan balance was $259,817 and $1,878,860 at September 30, 2008 and 2007, respectively. The loan is for management fees owed the Parent. The management fees are for the executive, operating and financial services provided by the Parent to Flint. These functions, as well as the corporate strategy, are executed by the personnel at the Parent. The investment in the Company from the Parent was $1,062,883 at September 30, 2008 and 2007. The investment is a direct result of the capital needed for the operations of the Company.

8.           Commitments and Contingencies

Flint is not a party to any legal proceedings.

Flint has assumed an operating lease for its facility in New York, N.Y. starting on April 1, 2008. The lease expires on May 1, 2010. The monthly base lease payment is $9,300 and there are additional payments owed for costs passed through by the landlord. The future minimum lease payments are $111,600 in fiscal 2009 and $93,000 in fiscal 2010. There was no operating lease commitment as of September 30, 2007.

The Company uses the services of consultants to provide sales, marketing and customer service to its partners and customers. In September 2008, there were 17 consultants who had contracts with a total monthly commitment of $125,450 a month. The contracts are reviewed, and by their terms, can be renewed annually by Flint. Three of the contracts have been renewed and in existence since 2007, 11 new contracts were signed in 2008 and 3 were signed in this quarter.

In September 2007, there were 5 consultants who had contracts with a total monthly commitment of $27,334 a month. Three of the contracts have been renewed and in existence since 2006 and 2 new contracts were signed in 2007.

9.           Subsequent Events

Semotus Solutions, Inc. Acquisition
On October 1, 2008, Semotus acquired substantially all of the assets and liabilities of Flint in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes, Flint is considered the acquirer in a reverse merger. Flint will have two of the four board seats. Further Vincent Browne will become Chief Executive Officer of the combined entities, while Anthony LaPine, Chairman and Chief Executive Officer of Semotus, will become the Chairman of the combined entities. The name will be changed to Flint Telecom Group, Inc. The existing Semotus operations will become a division of Flint Telecom Group, Inc.

The Semotus business division is a leading provider of enterprise application software connecting individuals wirelessly to critical business systems, urgent information and key processes. Semotus helps mobile employees make better and faster decisions, increases customer satisfaction, and improves efficiencies in business processes for shorter sales and service cycles. The wireless software products and professional services are all included in the HipLink family of software, which provide immediate mobile access and control of business-critical software applications, databases, networks and servers.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF SEMOTUS SOLUTIONS, INC.:

We have audited the accompanying consolidated balance sheets of Semotus Solutions, Inc., and subsidiaries as of March 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the two years in the period ended March 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Semotus Solutions, Inc. and subsidiaries as of March 31, 2008 and 2007 and the consolidated results of their operations and their cash flows for each of the two years in the period ended March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ LL Bradford & Company, LLC LL Bradford & Company, LLC Las Vegas, Nevada June 23, 2008

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
ASSETS	March 31, 2008	March 31, 2007
CURRENT ASSETS:
Cash and cash equivalents	$222,384	$305,588
Trade receivables (net of allowance for doubtful accounts of $7,035 at March 31, 2007 and 2008)	151,995	262,700
Prepaid expenses and other current assets	24,190	12,140
	---------------	---------------
Total current assets	398,569	580,428

Property and equipment, net	--	--
Goodwill, net	1,430,141	2,984,553
Deferred tax asset (Note 16)	--	17,708
Receivable from Stockgroup asset sale (Note 5)	117,724	--
Other assets	--	100,000
	---------------	---------------
Total assets	$1,946,434	$3,682,689
LIABILITIES & SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Equipment loan	$--	$7,244
Accounts payable	129,781	187,903
Accrued payroll	58,387	53,042
Other accrued liabilities	13,816	48,245
Deferred revenue	238,688	198,294
	---------------	---------------
Total current liabilities	440,672	494,728
	---------------	---------------
LONG TERM LIABILITIES:
Convertible promissory notes, net of discounts	--	315,567
Accrued interest on convertible promissory notes	--	10,084
	---------------	------------
Total liabilities	440,672	820,379
	---------------	------------
Commitments and contingencies (Notes 18 and 20)
	---------------	------------
SHAREHOLDERS’ EQUITY:
Common Stock: $0.01 par value; authorized: 7,500,000 shares; 2,249,164 issued and outstanding at March 31, 2008; 1,778,374 issued and outstanding at March 31, 2007	22,492	17,785
Additional paid-in capital	72,867,976	72,108,703
Accumulated deficit	(71,384,706)	(69,264,178)
	---------------	------------
Total shareholders’ equity	1,505,762	2,862,310
	---------------	---------------
Total liabilities and shareholders’ equity	$1,946,434	$3,682,689
See accompanying notes to consolidated financial statements.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
	Year Ended March 31,
	2008	2007

Revenues	$966,122	$1,621,277

Cost of revenues	61,245	301,787
	----------------	------------
Gross profit	904,877	1,319,490
	---------------	--------------
Operating expenses:
(Exclusive of depreciation and amortization and stock, option and warrant expense)
Research and development	234,352	781,394
Sales and marketing	712,133	1,005,044
General and administrative	648,785	852,128
Impairment of goodwill	1,554,412	430,022
Impairment of investment in Innofone (Note 24)	3,730,000	--

Depreciation and amortization:
Research and development	--	--
General and administrative	--	3,413
	------------------	------------
	--	3,413
	-------------------	---------------
Stock, option and warrant expense:
Research and development	91,151	13,823
Sales and marketing	46,575	31,074
General and administrative	160,836	215,057
	------------------	------------
	298,562	259,954
	-------------------	------------
Total operating expenses	7,178,244	3,331,955
	---------------------	------------
Operating income (loss)	(6,273,367)	(2,012,465)

Other income (loss)	4,152,839	(50,523)
	----------------	------------
Net income (loss)	(2,120,528)	(2,062,988)
Other comprehensive income (loss) – Translation adjustment	--	(501)
	-------------------	-------------------
Comprehensive income (loss)	$(2,120,528)	$(2,063,489)
	=============	============
Net income (loss) per common share:
Basic	$(1.07)	$(1.18)
Diluted	$(1.07)	$(1.18)

Weighted average shares used in per share calculation, basic and diluted	1,981,622	1,748,589
	=============	============
See accompanying notes to consolidated financial statements.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
	Common Stock
	Shares	Amount	Additional Paid-In Capital
Balances at March 31, 2006	1,570,617	$15,706	$71,188,120

Issuance of stock options and warrants to consultants and advisory board	--	--	51,186
Issuance of stock options to employees	--	--	144,436
Issuance of stock for services rendered	7,975	80	30,832
Issuance of stock to Clickmarks employees	4,422	44	15,876
Foreign currency translation adjustment	--	--	--
Issuance of stock and warrants in the private placement financing, net of expenses of $45,000	164,705	1,647	513,353
Issuance of warrants to Clickmarks employees	--	--	17,500
Deferred tax asset	--	--	17,708
Beneficial conversion on notes payable	--	--	130,000
Net loss	--	--	--
Adjustments resulting from reverse stock split	30,655	307	(307)
	-----------	------------	-------------
Balances at March 31, 2007	1,778,374	17,784	72,108,704

Adjustments resulting from reverse stock split	(362)	(4)	4
Issuance of stock to employee	30,000	300	298,262
Exercise of stock options	13,000	130	10,790
Fractional share distribution	--	--	(22)
Issuance of stock upon conversion of notes payable	428,152	4,282	450,238
Net loss	--	--	--
	----------------	------------------	-----------------
Balances at March 31, 2008	2,249,164	$22,492	$72,867,976
	==========	==========	===========
See accompanying notes to consolidated financial statements.

SEMOTUS SOLUTIONS, INC.  AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)

	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
Balances at March 31, 2006	$(80,427)	$(67,201,190)	$3,922,209

Issuance of stock options and warrants to consultants and advisory board	--	--	51,186
Issuance of stock options to employees	--	--	144,436
Issuance of stock for services rendered	--	--	30,912
Issuance of stock to Clickmarks employees	--	--	15,920
Foreign currency translation adjustment	80,427	--	80,427
Issuance of stock and warrants in the private placement financing, net of expenses of $45,000	--	--	515,000
Issuance of warrants to Clickmarks employees	--	--	17,500
Deferred tax asset	--	--	17,708
Beneficial conversion on notes payable	--	--	130,000
Net loss	--	(2,062,988)	(2,062,988)
Adjustments resulting from reverse stock split	--	--	--
	-------------	-------------	-----------
Balances at March 31, 2007	--	(69,264,178)	2,862,310

Adjustments resulting from reverse stock split	--	--	--
Issuance of stock to employee	--	--	298,562
Exercise of stock options	--	--	10,920
Fractional share distribution	--	--	(22)
Issuance of stock upon conversion of notes payable	--	--	454,520
Net loss	--	(2,120,528)	(2,120,528)
	-----------------	----------------	----------------
Balances at March 31, 2008	$--	$(71,384,706)	$1,505,762
	===========	===========	===========

See accompanying notes to consolidated financial statements.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(2,120,528)	$(2,062,988)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	--	3,413
Compensation expense related to stock, stock options and warrants issued for services	164,695	259,954
FAS123R expense	133,867	--
Amortization of debt discount and accrued interest on notes payable	128,869	30,651
(Gain) loss on Stockgroup asset sale (See Note 5)	(350,000)	--
Non-cash settlement of liabilities	--	(49,334)
Accumulated translation loss	--	80,928
Impairment of goodwill	1,554,412	430,022
Write off of certain accounts receivable	1,260	--
Write off of deferred tax asset	17,708	--
Expired merger fees and expenses	100,000	--

Changes in assets and liabilities net of acquired assets and liabilities due to acquisitions:
Accounts and other receivables	138,422	211,685
Prepaid expenses and other assets	(1,130)	1,050
Deferred revenue	40,394	(9,319)
Accounts payable	(58,122)	(154,690)
Accrued expenses and other current liabilities	(29,084)	(139,263)
Receivable from Stockgroup for transitional services (See Note 5)	(28,977)	--
	-------------------	-------------------
Net cash used in operating activities	(308,214)	(1,397,891)
	-------------------	---------------------
Cash flows from investing activities:
Proceeds from Stockgroup asset sale (See Note 5)	150,000	--
Proceeds on receivable on Stockgroup asset sale (See Note 5)	82,276	--
Cash paid for merger fees and expenses	--	(100,000)
	----------------	------------
Net cash provided by (used in) investing activities	232,276	(100,000)
	-----------------	------------
Cash flows from financing activities:
Proceeds from (payments on) bank line of credit	--	(250,000)
Net proceeds from Southshore financing	--	515,000
Net proceeds from convertible promissory notes	--	425,000
Equipment loan	(7,244)	8,296
Fractional share disbursement from reverse stock split (See Note 22)	(22)	--
	-----------------	-----------------
Net cash (used in) provided by financing activities	(7,266)	698,296
	-----------------	-----------------
Effect of exchange rate changes on cash	--	(501)
	------------------	------------------
Net decrease in cash and cash equivalents	(83,204)	(800,096)
Cash and cash equivalents, beginning of year	305,588	1,105,684
	-------------------	--------------------
Cash and cash equivalents, end of year	$222,384	$305,588
	============	============
See accompanying notes to consolidated financial statements.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Year Ended March 31,
	2008	2007
SUPPLEMENTAL CASH FLOW DISCLOSURE:

Cash paid for interest	$351	$7,083
	==========	===========
Cash paid for income taxes	$1,600	$3,444
	=========	===========
Gross proceeds as part of the Southshore financing	--	$560,000
	==========	===========
Gross proceeds as part of the promissory notes	--	$425,000
	==========	===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued for services	--	$30,912
	==========	===========
Receivable assumed from Stockgroup asset sale (Note 5)	$200,000	--
	==========	===========
Common stock issued upon conversion of notes payable and accrued interest (Note 11)	$454,520	--
	==========	===========

See accompanying notes to consolidated financial statements.

 SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. FORMATION AND BUSINESS OF THE COMPANY:
Semotus® Solutions, Inc. ("We" or “Our”), changed our name from Datalink.net, Inc. as of January 11, 2001. We were originally named Datalink Systems Corporation, and we were formed under the laws of the State of Nevada on June 18, 1996. On June 27, 1996, we went public through an acquisition of a public corporation, Datalink Communications Corporation ("DCC"), which was previously Lord Abbott, Inc., a Colorado corporation formed in 1986. In the June 27, 1996 acquisition of DCC, we issued 3,293,064 shares of our $0.01 par value Common Stock to the holders of 100% of the outstanding Common Stock of DCC, and DCC became our wholly owned subsidiary. As a part of the transaction, we acquired a Canadian corporation, DSC Datalink Systems Corporation, incorporated in Vancouver, British Columbia, which changed its name to Semotus Systems Corporation.

We are a leading provider of enterprise application software connecting individuals wirelessly to critical business systems, urgent information and key processes. We help mobile employees make better and faster decisions, increase customer satisfaction, and improve efficiencies in business processes for shorter sales and service cycles.  Our wireless software products and professional services are all included in the HipLink family of software, which provide immediate mobile access and control of business-critical software applications, databases, networks and servers. In the year ended March 31, 2008 we substantially scaled back the operations of Clickmarks and sold our Global Market Pro wireless financial data software and services to Stockgroup Systems Ltd.  In the year ended March 31, 2007, we closed the operations of Expand Beyond and transferred our research and development activities from Vancouver, Canada to Pakistan.

2. BASIS OF PRESENTATION AND FUTURE PROSPECTS:
The accompanying consolidated financial statements include the accounts of Semotus Solutions, Inc. and our subsidiaries. The consolidated balance sheets as of March 31, 2008 and 2007, the consolidated statements of operations and comprehensive loss for the years ended March 31, 2008 and 2007, the consolidated statements of common shareholders' equity for the years ended March 31, 2008 and 2007, and the consolidated statements of cash flows for the years ended March 31, 2008 and 2007, have been prepared by us, with an audit and in accordance with the instructions to Form 10-KSB and Regulation S-K. In the opinion of our management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. We believe that the disclosures provided are adequate to make the information presented not misleading.

Our management believes, after discontinuing all operations that were unprofitable, that the remaining continuing operations are sustainable and that we will have enough cash to maintain our operations over the next twelve months. Although those operations range from slightly cash positive to cash negative on a monthly basis, the overall trend toward positive cash flow is continuing. Our operations should be augmented in the current fiscal year. Our continued operation is dependant on increasing sales and achieving profitability and/or obtaining sufficient long-term financing.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
The following summary of significant accounting policies is presented to assist the reader in understanding and evaluating the consolidated financial statements. These policies are in conformity with generally accepted accounting principles and have been applied consistently in all material respects.

PRINCIPLES OF CONSOLIDATION:
The consolidated financial statements include the accounts of Semotus Solutions, Inc. and our wholly owned subsidiaries: Semotus Systems Corporation (Canadian subsidiary), Expand Beyond Corporation (“Expand Beyond”) and Clickmarks, Inc. (“Clickmarks”). Operations of the Canadian subsidiary consisted mainly of research and development and engineering on behalf of the parent. All significant intercompany transactions and balances have been eliminated in consolidation. Expand Beyond and Clickmarks generated revenues from the sales of products and services. In the year ended March 31, 2008 we substantially scaled back the operations of Clickmarks.  In the year ended March 31, 2007, we closed the operations of Expand Beyond and transferred our research and development activities from Vancouver, Canada to Pakistan.

USE OF ESTIMATES:
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS:
We consider all highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions to be cash equivalents. We place substantially all of our cash and cash equivalents in interest bearing demand deposit accounts with one financial institution.

CONCENTRATIONS OF CREDIT RISK:
Financial instruments which potentially subject us to concentrations of risk consist principally of trade and other receivables.

In the ordinary course of business trade receivables are with a large number of customers, dispersed across a wide North American geographic base. We extend credit to our customers in the ordinary course of business and periodically review the credit levels extended to customers, estimate the collectibility and create an allowance for doubtful accounts, as needed. We do not require cash collateral or other security to support customer receivables. Provision is made for estimated losses on uncollectible accounts.

We estimate our allowance for doubtful accounts by applying estimated loss percentages against our aging of accounts receivable balances. The estimated loss percentages are updated periodically and are based on our historical write-off experience, net of recoveries. Changes to allowances may be required if the financial condition of our customers improves or deteriorates or if we adjust our credit standards for new customers, thereby resulting in write-off patterns that differ from historical experience. Historically, changes to our estimated loss percentages have not been material.

PROPERTY AND EQUIPMENT:
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Amortization on capital leases is over  the lesser of the estimated useful life or term of the lease if shorter, and is included in depreciation and amortization expense in the statement of operations. Ordinary course repairs and maintenance on fixed assets are expensed as incurred.

The carrying value of property and equipment is assessed annually or when factors indicating an impairment are present. In accordance with SFAS No. 144, we review our property, plant, and equipment for impairment whenever events or circumstances indicate that their carrying amount may not be recoverable. Impairment reviews require a comparison of the estimated future undiscounted cash flows to the carrying value of the asset. If the total of the undiscounted cash flows is less than the carrying value, an impairment charge is recorded for the difference between the estimated fair value and the carrying value of the asset.

LONG-TERM ASSETS / GOODWILL:
Historically, long-term assets, such as intellectual property rights and goodwill were amortized on a straight-line basis over the expected economic life of the assets. The expected useful life of those assets was five years, and was adjusted to one year as of April 1, 2002. We have adopted Statement of Financial Accounting Standards (SFAS) 141 "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets" as of April 1, 2002. Accordingly, we no longer amortize goodwill and intangible assets with an indefinite useful life and instead assess potential impairments of such intangible assets and goodwill. For the year ended March 31, 2007, we incurred an impairment charge of $430,022 related to the goodwill of Expand Beyond; we determined that the value of the goodwill from the acquisition was not recoverable when we ceased the operations of Expand Beyond. For the year ended March 31, 2008, we incurred an impairment charge of $1,554,412 related to the goodwill of Clickmarks; we determined that the value of the goodwill from the acquisition was not recoverable when we substantially scaled back the operations of Clickmarks.  Our management has determined that the remaining goodwill of $1,430,141, consisting entirely of our wireless enterprise application software products: the HipLink family of software products, which is generating current revenue and cash flow, is fairly valued using the impairment tests as described in SFAS 144 and SFAS 142, which includes discounted cash flow analysis and comparable company analysis.

Acquisitions which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value to us at the date of acquisition.

FOREIGN CURRENCY TRANSLATION:
Exchange adjustments resulting from foreign currency transactions are generally recognized in operations. Adjustments resulting from translation of financial statements are reflected as a separate component of shareholders' equity. Net foreign currency transaction gains or losses are not material in any of the years presented.

STOCK BASED COMPENSATION:

On April 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” requiring us to recognize expense related to the fair value of its employee stock option awards. We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award. Total stock compensation expense recognized by us during the fiscal years ended March 31, 2008 and 2007 was $298,562 and $259,954, respectively.

We have estimated the fair value of our option awards granted after April 1, 2006 using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of our stock. We use actual data to estimate option exercises, forfeitures and cancellations within the valuation model. The expected term of options granted is 4 years and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	Year Ended March 31,
Black-Scholes -Based Option Valuation Assumptions	2008	2007
Fair value of options granted during the period	$1.388	$0.148
Expected term (in years)	4 years	4 years
Expected volatility	94.51%	95.68%
Weighted average volatility	94.51%	95.68%
Expected dividend yield	--	--
Risk-free rate	4.56%	4.94%

The following table summarizes the stock option transactions for the fiscal years ended March 31, 2008 and 2007 based upon a closing stock price of $0.25 per share as of March 31, 2008:

Stock Options	Shares	Weighted Average Price	Aggregate Intrinsic Value
Outstanding at March 31, 2006	178,424	$5.60	--
Granted	111,750	$3.20	--
Exercised	--		--
Forfeited	47,187	$5.00	--
Expired	9,500	$3.40	--

Outstanding at March 31, 2007	233,487	$4.60	--
Granted	915,500	$0.35	--
Exercised	13,000	$0.84	--
Forfeited	10,457	$4.10	--
Expired	15,293	$3.35	--

Outstanding at March 31, 2008	1,110,236	$1.17	--
Exercisable at March 31, 2008	1,080,610	$1.14	--
13,000 options at $0.84 per share were exercised in the year ended March 31, 2008; there were no options exercised in the year ended March 31, 2007.

INCOME TAXES:
Deferred income taxes have been recorded for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts using enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A 100% valuation allowance has been provided as management is unable to determine that it is more likely than not that the deferred tax assets will be realized.

REVENUE RECOGNITION:
 We recognize revenues based upon contract terms and completion of the sales process. Revenue is generated from one-time software licensing fees, annual maintenance fees and monthly wireless services fees provided to enterprises and consumers. We also receive a small revenue stream from pager rentals and from professional or related services. Revenues are recognized over the service period and any revenue that relates to more than one service period is recognized ratably over those service periods. In the Hiplink, Expand Beyond and Clickmarks families of products, software is delivered to the customer and revenue is recognized upon shipment, assuming no significant obligations remain.  The revenue for the maintenance fees received through these contracts are recognized ratably over the life of the maintenance contract.  In the financial services, the monthly wireless services are billed in arrears and are recognized upon invoicing.  For any professional or related services, revenue is generated from software engineering, training and consultation services; revenue is recognized when the engineering, training or consultation work has been performed in accordance with the contract. For consumer wireless services and pager rentals, revenue is recognized monthly upon credit card billing as the monthly service is delivered.

COST OF REVENUE:
The cost of revenue principally includes costs to obtain data feeds from various exchanges, costs of engineering development directed to specifically identified products, costs of servicing and hosting customer products, costs for pager rental or depreciation and pager airtime for those customers without their own pagers, and certain telephone, computer and other direct operational costs.  The cost of revenue for professional and related services is primarily personnel costs for engineering, training and consultation work.

FAIR VALUE OF FINANCIAL INSTRUMENTS:
The carrying amount of cash and cash equivalents, receivables and payables are reasonable estimates of their fair value due to their short-term nature.

RESEARCH AND DEVELOPMENT EXPENDITURES:
Expenditures related to research, design and development of products and services are charged to product development and engineering expenses as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. At March 31, 2008 and 2007 there were no capitalized software development costs as we expensed the remaining amounts at fiscal year end 2002.

BASIC AND DILUTED NET LOSS PER SHARE:
In accordance with SFAS No. 128 "Earnings per Share" (EPS), we report Basic and Diluted EPS as follows: Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

For the year ended March 31, 2008, no potential shares were included in the shares used to calculate diluted EPS, as no potential shares currently have the effect of being dilutive. 1,384,500 potential shares were not included in the shares used to calculate diluted EPS, as their effect is not dilutive due to the fact that the exercise prices of all of our options and warrants are greater than the average market price of our stock over the year period ended March 31, 2008.

For the year ended March 31, 2007, 517,254 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

RECLASSIFICATIONS:
Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

COMPREHENSIVE INCOME (LOSS):
Our policy in reporting comprehensive income (loss) is as defined in SFAS No. 130, "Reporting Comprehensive Income" and includes all changes in equity (net assets) during a period from non-owner sources. We exclude from net income (loss) foreign currency translation adjustments, which are included in comprehensive income (loss). For the periods presented in this Form 10-KSB, foreign currency translation adjustments is the only item which affects our comprehensive income (loss).

RECENT ACCOUNTING PRONOUNCEMENTS:
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements – an Amendment to ARB 51”.This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity. This Statement changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. Previously, net income attributable to the noncontrolling interest generally was reported as an expense or other deduction in arriving at consolidated net income. It also was often presented in combination with other financial statement amounts. Thus, this Statement results in more transparent reporting of the net income attributable to the noncontrolling interest. This Statement is effective for fiscal years beginning after December 15, 2008. We do not believe that the adoption of SFAS 160 will have a material affect on our financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141R”), which revises current purchase accounting guidance in SFAS No. 141, Business Combinations. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 (the Company’s fiscal 2010) and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on our consolidated financial statements will depend on the nature and extent of our future acquisition activities.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not believe that the adoption of SFAS 159 will have a material affect on our financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements (SFAS 157). The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 must be adopted prospectively as of the beginning of the year it is initially applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the impact this standard will have on its financial statements.

4. SUBSIDIARY VOLUNTARY BANKRUPTCY FILINGS
On October 15, 2007, as part of our ongoing emphasis on financial responsibility and the streamlining of operations, Expand Beyond voluntarily filed Chapter 7 bankruptcy. We already took a full impairment on Expand Beyond’s operations as of the end of our last fiscal year, ended March 31, 2007. Expand Beyond’s operations had effectively closed and management believes this will not have any effect on the Company’s operations in the future.

We closed our Vancouver, Canada facility on September 20, 2006. Our Canadian subsidiary company, Semotus Systems Corporation, filed a notice of voluntary bankruptcy in the District of British Columbia, Canada.  The majority of our engineering, and research and development efforts are now being handled offshore by an independent contractor.  We accounted for the Semotus Systems Corporation bankruptcy filing in accordance with FAS 146, “Accounting for Costs Associated with Exit or Disposal Activities.” A trustee fee of $2,672 was incurred in the three months ended September 30, 2006 to complete the bankruptcy filing. This fee is reflected in the general and administrative expenses line item in our income statement for the fiscal year ended March 31, 2007. Certain liabilities and assets in the amounts of $56,490 and $7,156, respectively, were discharged in the bankruptcy filing and the net result was a gain of $49,334. We booked the cumulative translation loss of $80,928 in the quarter ending September 30, 2006. No other one time or cumulative costs were incurred, paid or otherwise settled as part of the shut down of Semotus Systems Corporation.

5.  STOCKGROUP ASSET SALE
We entered into a definitive Asset Purchase Agreement and Transition Services Agreement on May 8, 2007 with Stockgroup Systems, Ltd. (“Stockgroup”), relating to the sale of our wireless financial information assets (the “Agreement”).  As part of the Agreement, we agreed to sell our financial data wireless distribution technology and intellectual property, and the related wireless financial data services, including the Global Market Pro family of software and services.  The purchase price for this asset sale consists of up to $350,000; $150,000 was paid on the closing date, May 9, 2007, and the remaining $200,000 is be paid through a monthly revenue share of 30%, until $200,000 has been paid to us or two years have passed from the date of Closing or gross revenue falls below $15,000 per month, whichever occurs first  In accordance with the Transition Services Agreement, we continue to provide certain transition services to Stockgroup, including certain accounting, administrative and technical services related to the financial data products.  As of March 31, 2008, Stockgroup owed us a total of $146,701, comprising the unpaid balance of $117,724 from the original $200,000 purchase price, and $28,977 for transitional services provided by Semotus to date.

6. IMPAIRMENT OF LONG-LIVED ASSETS AND GOODWILL
Historically, long-term assets, such as intellectual property rights and goodwill were amortized on a straight-line basis over the expected economic life of the assets. The expected useful life of those assets was five years, and was adjusted to one year as of April 1, 2002. We have adopted Statement of Financial Accounting Standards (SFAS) 141 "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets" as of April 1, 2002. Accordingly, we no longer amortize goodwill and intangible assets with an indefinite useful life and instead assess potential impairments of such intangible assets and goodwill. Management has determined that the goodwill of $1,430, 141 (net of accumulated amortization prior to the adoption of SFAS 142, of $727,058) is fairly valued using the impairment tests as described in SFAS 144 and SFAS 142, which includes discounted cash flow analysis and comparable company analysis. The amount of goodwill of $1,430,141 consists of our wireless enterprise application software products: the HipLink family of software products, which is generating current revenue and cash flow. In the year ended March 31, 2007, we incurred an impairment charge of $430,022 related to the goodwill of Expand Beyond; we determined that the value of the goodwill from the acquisition was not recoverable when we ceased the operations of Expand Beyond.  In the fiscal year ended March 31, 2008, we incurred an impairment charge of $1,554,412 related to the goodwill of Clickmarks; we determined that the value of the goodwill from the acquisition was not recoverable when we substantially scaled back the operations of Clickmarks.

We will continue to analyze the recoverability of our long-lived assets and goodwill, and assess the need to record impairment losses when impairment indicators are present.

7. BANK LINE OF CREDIT
On September 30, 2004 we entered into a loan and security agreement with a medium sized local bank.  On March 5, 2007, we terminated the agreement and there was $0 outstanding under this line of credit.

8. PROPERTY AND EQUIPMENT
Property and equipment is comprised of the following:

	March 31,
	2008		2007
Furniture and fixtures . . . . . . . . . . . . . . . . .. .	$279,617		$279,617
Computers, and other office equipment . . . . .	1,854,754		1,854,754
Capitalized equipment leases . . . . . . . . . . . . .	396,966		396,966
Leasehold improvements . . . . . . . . . . . . . . . .	30,572		30,572
Software . . . . . . . . . . . . . . . . . . . .	630,702 3,192,611		630,702 3,192,611
Less accumulated depreciation and amortization . . .	(3,192,611	) $ --	(3,192,611	) $ --
Depreciation and amortization expense related to the above assets was $0 and $3,413 for the fiscal years ended March 31, 2008 and 2007, respectively.

9. CONVERTIBLE PREFERRED STOCK
Under our Articles of Incorporation, as amended in February 1998, we are authorized to issue 5,000,000 shares of preferred stock. 2,740,000 shares have been designated as Series A preferred stock, of which no shares are outstanding as of March 31, 2008, and 769,231 have been designated as Series B preferred stock, of which no shares are outstanding as of March 31, 2008.

10. COMMON SHAREHOLDERS’ EQUITY
Under our Articles of Incorporation, as amended in June 1999, May 2007, July 2007 and April 2008, we are currently authorized to issue 50,000,000 shares of common stock; as of March 31, 2008 we were authorized to issue 7,500,000 shares of common stock, of which 2,249,164 were issued and outstanding as of March 31, 2008; 1,778,374 shares were issued and outstanding as of March 31, 2007.

During the year ended March 31, 2008, we issued 428,152 restricted shares of common stock pursuant to the conversions of promissory notes held by Mr. Richard Sullivan and The Miro Knezevic Family Trust. During the year ended March 31, 2008 we also issued 30,000 shares of restricted common stock to an employee as additional compensation and incentive to join us.

During the first quarter of fiscal year ended March 31, 2007, in May 2006, we closed an equity private placement of $560,000 in which we issued to Southshore Capital Fund, Ltd. and Southridge Partners, LP an aggregate of 3,294,118 shares of common stock at $0.17 per share and 2,810,000 share purchase warrants.  Each warrant entitles the holder to purchase an additional share of common stock at a price of $0.30 per share until May 16, 2011.  In addition, during the fiscal year ended March 31, 2007 we issued 247,943 shares to various other third parties as consideration for certain services.

Warrants:
As of March 31, 2008, a total of 274,264 warrants to purchase shares of our common stock remain outstanding and are currently exercisable as follows:
Number of Warrants	Exercise Price ($ / share)	Expiration Date
140,500	6.00	5/16/2011
70,000	10.00	9/30/2008
26,514	17.25	1/14/2009
21,000	6.00	11/14/2010
8,000	7.80	6/23/2015
3,750	5.20	1/19/2009
2,250	6.80	5/27/2009
2,250	5.60	12/8/2010

Stock Option Plans:
In July 2005, we adopted the 2005 Stock Option Plan (the “2005 Plan”) and in September 2005 the 2005 Plan was approved by our shareholders.  In September 2007 the 2005 Plan was amended to provide for the granting of stock options to purchase up to 1,150,000 shares of our common stock, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure.  The 2005 Plan expires in July 2015, ten years after its adoption.  Under the 2005 Plan, the Option Committee may grant incentive stock options to purchase shares of our common stock only to employees, and may grant non-qualified stock options to purchase shares of our common stock to our directors, officers, consultants and advisers. The Option Committee may grant options to purchase shares of our common stock at prices not less than fair market value, as defined under the 2005 Plan, at the date of grant for all stock options. The Option Committee also has the authority to set exercise dates (no longer than ten years from the date of grant), payment terms and other provisions for each grant. In addition, incentive options may be granted to persons owning more than 10% of the voting power of all classes of stock, at a price no lower than 110% of the fair market value at the date of grant, as determined by the Option Committee.  Incentive options granted under the Plan generally vest over three years at a rate of 33% after year one and then equally on a monthly basis over the next two years from the date of grant.  Non-qualified options granted under the Plan generally vest 100% immediately.  As of March 31, 2008, 950,636 options were outstanding under the 2005 Plan.

In June 1996, we adopted the 1996 Stock Option Incentive Plan (the “Plan”). The Plan provides for the granting of stock options to acquire common stock and/or the granting of stock appreciation rights to obtain, in cash or shares of common stock, the benefit of the appreciation of the value of shares of common stock after the grant date. On September 17, 2002 our shareholders approved an increase in the number of shares of Common Stock issuable under the Plan from 4,345,000 to 5,200,000. The Plan expired in June of 2006, ten years after its adoption.  As of March 31, 2008, 159,600 options remain outstanding under the 1996 Plan.  Under the Plan, the Board of Directors granted incentive stock options to purchase shares of our common stock only to employees, and non-qualified stock options to purchase shares of our common stock to our directors, officers, consultants and advisers. The Board of Directors granted options to purchase shares of our common stock at prices not less than fair market value, as defined under the Plan, at the date of grant for all stock options. The Board of Directors also had the authority to set exercise dates (no longer than ten years from the date of grant), payment terms and other provisions for each grant. In addition, incentive options granted to persons owning more than 10% of the voting power of all classes of stock, were at a price no lower than 110% of the fair market value at the date of grant, as determined by the Board of Directors. Options granted under the Plan generally vest over four years at a rate of 25% after year one and then equally on a monthly basis over the next three years from the date of grant. No stock appreciation rights were granted under the Plan.

Activity for stock options under the 1996 Plan and 2005 Plan for the fiscal years ended March 31, 2008 and 2007 is as follows:

	Shares Available for Grant	Number of Options	Price Per Share	Weighted Average Exercise Price
Balances, March 31, 2006	18,558	178,423	$2.80-$16.40	$5.60
Authorized	150,000	--	--	--
Granted	(111,750)	111,750	$2.20 - $5.00	$3.20
Canceled	56,687	(56,687)	$2.80 - $19.00	$5.00
Canceled due to 1996 Plan termination	(28,850)	--	--	--
Exercised	--	--	--	--
Balances, March 31, 2007	84,645	233,486	$2.20 - $19.00	$4.60
Authorized	1,000,000	--	--	--
Granted	(915,500)	915,500	$0.25 - $2.20	$0.35
Canceled	25,750	(25,750)	$2.80 - $9.60	$3.79
Exercised	(13,000)	(13,000)	$0.84	$0.84
Balances, March 31, 2008	181,895	1,110,236	$0.25 - $19.00	$1.17

13,000 options to purchase shares under the 2005 Plan were exercised at $0.84 per share during the year ended March 31, 2008.  No options were exercised during the year ended March 31, 2007.  The weighted average fair value of those options granted during the years ended March 31, 2008 and 2007 was $0.20 and $5.40 per share, respectively. The weighted average fair value of those options that were repriced on October 23, 2002 was $1.60 per share. Options to purchase 154,831 shares under the 1996 Plan were exercisable at March 31, 2008, with a weighted average exercise price of $5.40 per share. Options to purchase 925,779 shares under the 2005 Plan were exercisable at March 31, 2008, with a weighted average exercise price of $0.43 per share.

The following table summarizes the stock options outstanding at March 31, 2008:

Options Outstanding				Currently Exercisable
Range of Exercise Price ($)	Number Outstanding at March 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price ($)	Number Exercisable at March 31, 2007	Weighted Average Exercise Price ($)
0.25 – 0.26	175,000	4.99	0.25	175,000	0.25
0.27 - 0.28	650,000	4.99	0.28	650,000	0.28
0.29 – 1.00	52,000	7.5	0.84	41,000	0.87
1.01 – 3.00	84,903	7.02	2.37	76,071	2.45
3.01 – 5.00	90,363	4.78	3.64	82,673	3.64
5.01 – 10.00	45,220	5.92	7.39	43,804	7.38
10.01 – 15.00	11,500	6.05	13.29	10,813	13.45
15.01 – 19.00	1,250	5.84	16.40	1,250	16.40
	------------------	--------------------	------------------	--------------------	--------------------
Total:	1,110,236	5.30	1.17	1,080,610	1.14

11. CONVERTIBLE PROMISSORY NOTES, NET OF DISCOUNTS
We entered into another investment agreement on February 1, 2007, with an individual investor, Miro Knezevic and Gail L. Knezevic, Co-Trustees, Knezevic Family Trust dated June 30, 1992, relating to a cash investment of US$200,000, taken in the form of a convertible promissory note (the “Convertible Promissory Note”) which may be converted by the investor at his discretion at any time into shares of our restricted common stock at a conversion price equal to the lesser of (a) two dollars ($2.00) per share and (b) a fifteen percent (15%) discount from the closing price of our common stock calculated using the average closing price over ten consecutive trading days immediately preceding the date the investor gives us a conversion notice, and with a floor which is not to exceed a total maximum potential issuance of 177,853 shares. Additionally, during the time period beginning from February 1, 2007 and ending on the earlier of (a) the date the investor gives us a conversion notice and (b) February 1, 2009, if we issue common stock or securities convertible or exercisable into stock at a price that is less than the conversion price, then, we shall reduce a certain number of the investor’s shares from the conversion price to an adjusted price, in proportion to the number of securities we actually issue at the adjusted price. The closing price of Semotus’ common stock on February 1, 2007 was $2.40 per share, thereby creating a beneficial conversion feature in the Convertible Promissory Note. Applying EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments”, the beneficial conversion feature is calculated to be $31,667 (net of accretion of $5,000). The unpaid principal shall accrue interest at 10% per annum and all unconverted principal and interest is due and payable on February 1, 2009.  We will incur no placement agent fees or expenses for this investment. The issuance of the underlying shares is dependent upon the American Stock Exchange’s approval. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes. As part of the investment, we agreed to file a registration statement with the Securities and Exchange Commission to qualify the resale of the 177,853 maximum total shares of common stock potentially issuable upon the conversion of the Convertible Promissory Note.

On October 23, 2007, we amended the Note to allow for a maximum potential issuance of up to 308,152 shares of restricted common stock upon the conversion of the Convertible Promissory Note and piggyback registration rights for those additional shares.  On October 23, 2007, the Note was converted in full at $0.69615 per share and we issued 308,152 shares of restricted common stock, comprising of 287,294 shares for the principal of $200,000 and 20,858 shares for the accrued interest of $14,520.

We signed an investment agreement dated November 13, 2006 with an individual investor, Richard Sullivan, Citytalk’s Chairman and CEO, relating to an investment of $225,000 (the “Investment Agreement”).  The investment was taken in the form of a promissory note (the “Convertible Promissory Note”) which may be converted by Mr. Sullivan at his discretion at any time into restricted common shares of Semotus at a conversion price of ten cents ($0.10) per share, for a total of 2,250,000 shares.  The closing price of Semotus’ common stock on November 13, 2006 was $0.14 per share, thereby creating a beneficial conversion feature in the Convertible Promissory Note. Applying EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments”, the beneficial conversion feature is calculated to be $72,766 (net of accretion of $17,234). The Convertible Promissory Note is recorded net of the beneficial conversion feature and the discount will be amortized over the life of the Convertible Promissory Note. The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on November 1, 2008.  We will incur no placement agent fees or expenses for this $225,000 investment. The issuance of the underlying shares is dependent upon the American Stock Exchange’s approval. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes.

This Convertible Promissory Note was converted in full on September 13, 2007 at $2.00 per share and we issued a total of 120,000 shares of restricted common stock, comprising of 112,500 shares for the principal of $225,000 and 7,500 shares for the accrued interest of $15,000. $51,702 in unamortized discount was written off at the time of conversion.

12. REVENUE
We have a diversified customer list. We have many corporate customers utilizing our wireless software applications and services, and the broadly diversified base means there is no significant concentration in any one particular industry.  We derive revenue from our customers as discussed in Note 3, “Summary of Significant Accounting Policies: Revenue Recognition”.

13. CONCENTRATIONS OF CREDIT RISK:
Two customers accounted for a combined total of 14% of our revenues for the fiscal year ended March 31, 2008; representing 7% each of our revenues for the year ended March 31, 2008.  Three customers accounted for a combined total of 60% of our accounts receivable at March 31, 2008; representing 37%, 9% and 14% each of our accounts receivable at March 31, 2008.

Three customers accounted for 34% of our revenues for the fiscal year ended March 31, 2007; one customer accounted for 15%, one customer accounted for 10% and one customer accounted for 9% of our total revenue.  One customer accounted for 16% of our accounts receivable at March 31, 2007 and one customer accounted for 14% of our accounts receivable at March 31, 2007, for a combined total of two customers accounting for 30% of our accounts receivable at March 31, 2007.

14.. STOCK, OPTION AND WARRANT EXPENSE
The stock, option and warrant expense is a non-cash expense related to the issuance of equity and equity-related securities for services performed for us by employees and outside third party contractors. The accounting for these expenses is in accordance with SFAS 123 for employee options and SFAS 123, and EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or  Services”, for outside third party contractors.

Stock issued for contractor services and as payment for liabilities is priced using the closing price of our common stock on the date the shares are issued. The expense is recognized over the term of the agreement or when the services have been performed.

The fair value of options and warrants issued for services is estimated using the Black Scholes option pricing model. The pricing model’s variables are measured on the date of grant, or if there are contingencies related to the services and vesting, the variables are measured on the date the contingencies are satisfied. The exercise price is set equal to the closing price of the stock on the measurement date. The term of the options and warrants ranges from one to ten years; the assumed expected life of the options and warrants ranges from one to four years.  For the fiscal year ended March 31, 2008, interest rates used are the approximate Treasury rate of 4.56% and the expected volatility was 94.51%.  For the fiscal year ended March 31, 2007, interest rates used are the approximate Treasury rate of 4.94% and the expected volatility was 95.68%.  The expense is recognized over the term of the agreement or when the services have been performed.

15. INCOME TAXES
Deferred tax benefits arising from net operating loss carryforwards were determined using the applicable statutory rates. The net operating loss carryforward balances vary from the applicable percentages of net loss due to expenses recognized under generally accepted accounting principles, but not deductible for tax purposes, and due to amortization of goodwill for tax purposes, which was written off in prior years for book purposes.

Net operating loss carryforwards available to us for U.S. federal and state tax purposes are as follows as of March 31, 2008:
Federal		State
Balance	Expiration	Balance	Expiration
$ 3,219,423	2013	$ 3,294,278	2012
4,429,411	2019	1,378,267	2013
3,684,281	2020	970,786	2014
9,313,338	2021	841,822	2015
8,036,642	2022	1,171,635	2016
2,349,193	2023	2,025,941	2017
1,749,406	2024	937,901	2018
862,523	2025	$ 9,683,529
1,343,164	2026
2,105,475	2027
1,075,802	2028
$ 38,168,658

As of March 31, 2007, we no longer owned a Canadian subsidiary, see Note 4, and therefore we no longer have any Canadian net operating loss carryover.

The utilization of the net operating losses to offset future taxable income may be limited under U.S. tax laws.

For federal and state tax purposes, at March 31, 2008 and 2007, we had net deferred tax assets of approximately $14,000,000 for both years, which were fully offset by valuation allowances. These net deferred tax assets principally arise due to our net operating loss carryforwards.

In accordance with generally accepted accounting principles, a valuation allowance must be established for a deferred tax asset if it is uncertain that a tax benefit may be realized from the asset in the future. We have established a valuation allowance to the extent of our deferred tax assets since it is more likely than not that the benefit will not be realized. The total valuation allowance did not change in the fiscal years ended March 31, 2008 and 2007.

16. EARNINGS PER SHARE (EPS)
NET LOSS PER SHARE:
Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

The following is a reconciliation of the numerator (net loss) and denominator (number of shares) used in the basic and diluted EPS calculation:
	Year Ended March 31,
	2008	2007
Basic EPS:
Net income (loss)	$(2,120,528)	$(2,062,988)
Weighted average common shares outstanding	1,981,622	1,748,589
Basic EPS	$(1.07)	$(1.18)

Diluted EPS:
Net income (loss)	$(2,120,528)	$(2,062,988)
Weighted average common shares outstanding	1,981,622	1,748,589
Convertible preferred	--	--
Warrants	--	--
Stock options	--	--
Total shares	1,981,622	1,748,589
Diluted EPS	$(1.07)	$(1.18)

In the fiscal years ended March 31, 2008 and 2007, 1,384,500 and 517,254 potential shares, respectively, were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

17. OPERATING LEASES
We currently lease space for our operations in Los Gatos, California. The lease for the California office expires in September 2008.  The lease for the office located in British Columbia was terminated in September 2006. The lease for the Expand Beyond office located in Chicago, Illinois expired in November 2006. The terms and conditions of the California lease are normal and customary.

Rental expense was $116,308 in fiscal year 2008 and $115,460 in fiscal year 2007.

Future minimum lease payments due under the California lease agreement is as follows for the years ending March 31:

2009	$58,896
2010	--
2011	--
---------------------
$58,896
=============

18. RELATED PARTY TRANSACTIONS
Effective May 1, 1996, we entered into a three year employment agreement with our Chief Executive Officer. This agreement was extended to May 1, 2007 and automatically renewed for one-year terms unless notice is provided by either party.  Effective July 15, 2007, the Compensation Committee agreed that we should terminate the existing employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine for a term of three years.  Under this new employment agreement, Mr. LaPine is entitled to a base salary of $240,000 per year, plus discretionary increases in accordance in conformity with our standard review procedure. However, Mr. LaPine’s previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine will continue to be compensated at an annual salary of $216,000.  Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. If Mr. LaPine’s employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached, all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term.

Effective January 2005 we entered into an independent contractor agreement with a company located in Pakistan to provide us with certain engineering services. (See Item 1: Description of our Business: Research and Development).  This Pakistani company is partially owned by Mr. Umair Khan, who was our Chief Operating Officer from December 14, 2005 to May 5, 2006 and who was the Chairman and President of Clickmarks, Inc., one of our wholly owned subsidiaries, from 1999 until May 5, 2006, and who was on our Advisory Board from May of 2006 to May 2007.

19. COMMITMENTS AND CONTINGENCIES
We are not a party to any legal proceedings.

20. EMPLOYEE BENEFIT PLAN
During 1998, we established a plan (the “Plan”) which is qualified under Section 401(k) of the Internal Revenue Code of 1986. Eligible employees may make voluntary contributions to the Plan, not to exceed the statutory amount, and we may make matching contributions. We made no contributions in fiscal year 2007. However, for the 2007 calendar year the Plan was Top Heavy, and we are required to make a contribution of a total of $10,667 to certain contributing employees by no later than November 30, 2008.  Additionally, as of January 1, 2008, we amended the Plan so that we match an equal amount up to 3% of employee contributions and we match 50% of the employee contributions that are between 3-5% of their compensation, for a 4% total match to employee contributions.

21.  REVERSE SPLIT
On July 20, 2007, we effected a one-for-twenty reverse stock split of our common stock. Pursuant to the reverse stock split, each twenty shares of authorized and outstanding common stock have been reclassified and combined into one new share of common stock. In connection with the reverse stock split, the number of shares of common stock authorized under our Amended Articles of Incorporation was correspondingly reduced from 150 million to 7.5 million shares, without any change in par value per common share. The reverse split did not change the number of shares of our preferred stock authorized, which remains at 5 million shares.

22.  AMEX DELISTING

On February 25, 2008 the American Stock Exchange (AMEX) determined to delist our common stock from the Amex as soon practicable.  As previously reported in our SEC reports, we received a deficiency letter from the American Stock Exchange (Amex) dated July 14, 2006, advising that, based upon its review of our financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, we were not in compliance with Amex' continued listing requirements. Specifically, we were not in compliance with Section 1003(a)(iii) of the Amex Company Guide, because our stockholders' equity is less than $6,000,000 and we sustained losses from continuing operations and/or net losses in our five most recent fiscal years. We submitted a compliance plan to Amex, but were not able to make progress consistent with our plan.  Therefore, the AMEX initiated delisting proceedings pursuant to Section 1009 of the AMEX Company Guide on February 25, 2008.

On March 5, 2008 we began trading on the OTC Bulletin Board under the symbol SMOA.

23. EQUITY PRIVATE PLACEMENT
We closed an equity private placement of $560,000 on May 16, 2006.  Under the terms of the private placement, we sold to Southshore Capital Fund, Ltd. and Southridge Partners, LP an aggregate of 164,705 shares of common stock at $3.40 per share and 140,500 share purchase warrants.  Each warrant entitles the holder to purchase an additional share of common stock at a price of $6.00 per share until May 16, 2011. These warrants became exercisable on November 16, 2006. We incurred no placement agent fees, but after payment of expenses in the amount of $45,000, we received net proceeds of $515,000.  These funds are being used to increase our sales and marketing efforts and for other general working capital purposes.

24.  INNOFONE TRANSACTION
On July 23, 2007, we entered into a Software License Agreement and Stock Issuance and Registration Rights Agreement with Innofone.com Incorporated (“Innofone”), relating to a royalty free license of our HipLinkXS and Clickmarks software applications (the “Agreement”).  The consideration for this software license consisted of $3.75 million worth of Innofone’s restricted common stock at a price we calculated as $0.19 per share, which equals 19,736,842 shares, with demand and piggyback registration rights.  We also granted Innofone an option to buy certain assets, including the Hiplinkxs and Clickmarks software application products, the complete terms and conditions of which were not fully defined or agreed upon (“Asset Sale”). At a minimum, this Asset Sale would require a payment by Innofone of $250,000 and a convertible note due from Innofone in favor of us for $500,000. Additionally, there was a post-closing purchase price adjustment on the Innofone stock, should the stock fall below $3.75 million in aggregate value, in order for Stockgroup to retain its option to purchase certain assets of Semotus.

Pursuant to the post-closing purchase price adjustment provision in the Agreement, Innofone issued to us 26,888,158 additional shares of Innofone restricted common stock during the second quarter ended September 30, 2007, for a total of 46,625,000 shares of Innofone’s restricted common stock.  As of September 30, 2007 we owned approximately 35% of Innofone, and, accordingly, the investment was accounted for on the equity method.  Innofone is currently delinquent in its SEC filings and working with its auditors to find a cost effective way to become current.  Innofone’s last quarterly report was filed with the SEC on May 21, 2007 for the three and nine months ended March 31, 2007, in which it reported total assets of $53,523,822, total liabilities of $39,256,222 and a net loss for the three and nine months ended March 31, 2007 of $17,156,434 and $33,601,375, respectively. Since September 30, 2007, Innofone’s common stock has declined.

We initially generated $3.75 million of other income from the sale of a software license to Innofone. However, due to the continuing operating losses and the uncertainty of Innofone’s business, as of March 31, 2008, Semotus reduced the value of its investment to $0 and thereby recorded a $366,250 loss for the fourth quarter and a $3,730,000 loss for the year ended March 31, 2008.

As of the contractual deadline of October 22, 2007, Innofone had not paid us $250,000, and therefore its option to buy certain assets expired.  Innofone’s right of first refusal to merge with us has also therefore expired. On April 30, 2008 we entered into a Termination Agreement with Innofone, whereby we returned all of the shares of Innofone common stock received under the License Agreement in exchange for the complete termination of the software license granted to Innofone thereunder.

25.  SUBSEQUENT EVENTS
We entered into a definitive Contribution Agreement on April 23, 2008 with Flint Telecom, Inc. (“Flint”) and Flint Telecom Limited (“Flint Parent”), relating to our purchase of certain assets and liabilities of Flint in exchange for shares of our restricted common stock (the “Contribution Agreement”).  Flint provides next generation turnkey voice, data and wireless services through partner channels primarily in the United States. These partners include internet service providers (“ISPs”), rural telecom companies and PBX vendors. The partners in turn market these services under their own brands to residential and business customers. Flint also provides its partners with a wholesale call platform for aggregating call traffic at cost competitive rates.

In the Contribution Agreement, Flint has agreed to contribute substantially all of its assets and certain liabilities for 28,460,094 shares of our restricted common stock.  On a fully diluted basis, taking into consideration our outstanding stock, the stock issuance to Mr. LaPine, as described below, and assuming the exercise of Flint’s convertible promissory notes (which will result in the issuance of a maximum potential total of approximately 14,000,000 additional shares) and our outstanding stock options, but not including our outstanding warrants, there will be a total of approximately 48,000,000 shares outstanding, and the transaction will result in the Semotus shareholders owning approximately 5%, Mr. LaPine owning approximately 5% and Flint and its investors owning approximately 90% of the combined corporation upon the close of the transaction.  The Contribution Agreement is subject to certain closing conditions, including a financing transaction that will generate a minimum of at least $800,000 of proceeds available to Flint for working capital purposes.

Additionally, as part of the closing of the acquisition of the assets and liabilities of Flint, Semotus and Anthony LaPine, Semotus’ CEO, shall execute an amendment to Mr. LaPine’s existing employment agreement, in a form reasonably satisfactory to Flint, effectuating the following:  (i) Mr. LaPine’s title shall change from Chairman and Chief Executive Officer to Chairman; (ii) Mr. LaPine’s job description shall change to performing services commensurate with his position as Chairman, maintaining Semotus’ public listing and SEC compliance and managing the day-to-day operations relating to the Semotus Business; (iii) Mr. LaPine shall be issued Two Million One Hundred Fifty-Eight Thousand (2,158,000) shares of voting restricted common stock of Semotus (evidencing an approximate 5% ownership of Semotus on a fully-diluted basis taking into account the Semotus Shares issued to Flint at the Closing and including for these purposes Flint’s convertible promissory notes and any shares outstanding or available for issuance under Semotus’ existing stock option plans). Mr. LaPine shall also have the right to purchase (at any time within the three-year period commencing on the date of Closing) or, in the event the Board shall determine to dispose of the Semotus Business unit prior to the end of such three-year period, a right of first refusal with respect thereto, in exchange for (1) the 2,158,000 shares issued in accordance with the Contribution Agreement or (2) the fair market value of the Semotus Business at the time Mr. LaPine exercises his right to purchase (payable in cash or in shares of Semotus common stock issued to Mr. LaPine hereunder), whichever is less.

We also signed an investment agreement dated April 23, 2008 with Flint Telecom Limited (the “Flint Parent”), relating to an investment of US$200,000 into Semotus (the “Investment Agreement”).  The investment was taken in the form of a convertible promissory note (the “Note”) which may be converted by Flint Parent at its discretion at any time into restricted common shares of Semotus at a conversion price of $0.275 per share, for an aggregate of Seven Hundred Twenty Seven Thousand, Two Hundred Seventy Two (727,272) shares (subject to adjustment for any accrued interest, and subject to adjustment for anti-dilution).  The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on April 23, 2010.  We did not incur any placement agent fees or expenses for this $200,000 investment. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes.

On April 30, 2008 we entered into a Termination Agreement with Innofone, whereby we returned all of the shares of Innofone common stock received under the License Agreement in exchange for the complete termination of the software license granted to Innofone thereunder.  See Note 24: Innofone Transaction, for more details.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS	June 30, 2008	March 31, 2008
CURRENT ASSETS:	(unaudited)
Cash and cash equivalents	$226,601	$222,384
Trade receivables (net of allowance for doubtful accounts of $7,035 at June 30, 2008 and March 31, 2008)	101,248	151,995
Prepaid expenses and other current assets	21,980	24,190
	------------	---------------
Total current assets	349,829	398,569

Goodwill, net	1,430,141	1,430,141
Receivable from Stockgroup asset sale (Note 7)	101,400	117,724
	------------	-----------------
Total assets	$1,881,370	$1,946,434
LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$63,439	$129,781
Accrued payroll	67,270	58,387
Other accrued liabilities	32,016	13,816
Deferred revenue	229,271	238,688
	------------	----------------
Total current liabilities	391,995	440,672
	------------	----------------
LONG TERM LIABILITIES:
Convertible promissory note (Note 6)	200,000	--
Accrued interest on convertible promissory note	2,805	--
	------------	---------------
Total liabilities	594,801	440,672
	------------	---------------
SHAREHOLDERS’ EQUITY:
Common stock: $0.01 par value; authorized: 50,000,000 shares; 2,249,164 issued and outstanding at June 30, 2008 and March 31, 2008	22,492	22,492
Additional paid-in capital	72,883,348	72,867,976
Accumulated deficit	(71,619,271)	(71,384,706)
	-------------------	----------------
Total shareholders’ equity	1,286,569	1,505,762
	------------------	---------------
Total liabilities and shareholders’ equity	$1,881,370	$1,946,434

See accompanying notes to condensed consolidated financial statements.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Three Months June	Ended 30,
	2008	2007
Revenues	$ 230,735	$ 314,331

Cost of revenues	1,588	20,710
	------------	------------
Gross profit	229,147	293,621

Operating expenses:
(Exclusive of stock, option and warrant expense)
Research and development	24,585	42,496
Sales and marketing	208,223	157,000
General and administrative	213,039	216,093

Stock, option and warrant expense:
Research and development	3,360	12,367
Sales and marketing	2,731	5,097
General and administrative	9,281	40,138
	------------	------------
	15,372	57,602
	------------	------------
Total operating expenses	461,219	473,191
	------------	------------
Operating loss	(232,072)	(179,570)

Other income (expense)	(2,493)	374,716
	------------	------------
Net income (loss)	$ (234,565)	$ 195,146
	===========	==========
Net income (loss) per common share:
Basic	$ (0.10)	$ 0.11
Diluted	$ (0.10)	$ 0.09
	===========	==========
Weighted average shares outstanding:
Basic	2,249,164	1,778,374
Diluted	2,249,164	2,068,727
	===========	==========

See accompanying notes to condensed consolidated financial statements.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months June	Ended 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(234,565)	$195,146

Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Compensation expense related to stock, stock options and warrants issued for services	5,834	2,973
FAS123R expense	9,538	54,629
Amortization of debt discount and accrued interest on Notes Payable	--	25,989
(Gain) loss on Stockgroup asset sale (Note 7)	--	(350,000)

Changes in assets and liabilities:
Accounts and other receivables	38,895	(9,677)
Receivable from Stockgroup for transitional services (Note 7)	11,852	(37,684)
Prepaid expenses and other assets	2,210	5,995
Accounts payable	(66,342)	(33,616)
Accrued expenses and other current liabilities	29,888	1,027
Deferred revenue	(9,417)	62,955
	-----------	-----------
Net cash used in operating activities	(212,107)	(82,263)
	-----------	------------
Cash flows from investing activities:
Proceeds from Stockgroup asset sale (Note 7)	--	150,000
Proceeds on receivable from Stockgroup asset sale (Note 7)	16,324	15,025
	-----------	------------
Net cash provided by investing activities	16,324	165,025
	-----------------	----------------
Cash flows from financing activities:
Equipment loan	--	(375)
Net proceeds from Flint note payable	200,000	--
	-----------	-----------
Net cash provided by (used in) financing activities	200,000	(375)
	-----------	-----------
Net increase in cash and cash equivalents	4,217	82,387
Cash and cash equivalents, beginning of period	222,384	305,588
	-----------	------------
Cash and cash equivalents, end of period	$226,601	$387,975
	===========	==========

See accompanying notes to condensed consolidated financial statements.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited)

	Three Months June	Ended 30,
	2008	2007
SUPPLEMENTAL CASH FLOW DISCLOSURE:

Cash paid for interest	$--	$351
	===========	===========
Cash paid for income taxes	$--	$131
	===========	===========
SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:

Deferred tax asset related to stock option grants	$--	$4,686
	===========	===========
Non cash settlement of liabilities	$--	$25,989
	===========	===========
Receivable assumed from Stockgroup asset sale (Note 7)	$--	$200,000
	===========	===========

See accompanying notes to condensed consolidated financial statements.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. FORMATION AND BUSINESS OF THE COMPANY:
Semotus® Solutions, Inc. ("We" or “Our”), changed our name from Datalink.net, Inc. as of January 11, 2001. We were originally named Datalink Systems Corporation, and we were formed under the laws of the State of Nevada on June 18, 1996. On June 27, 1996, we went public through an acquisition of a public corporation, Datalink Communications Corporation ("DCC"), which was previously Lord Abbott, Inc., a Colorado corporation formed in 1986. In the June 27, 1996 acquisition of DCC, we issued 3,293,064 shares of our $0.01 par value Common Stock to the holders of 100% of the outstanding Common Stock of DCC, and DCC became our wholly owned subsidiary. As a part of the transaction, we acquired a Canadian corporation, DSC Datalink Systems Corporation, incorporated in Vancouver, British Columbia, which changed its name to Semotus Systems Corporation.

We are a leading provider of enterprise application software connecting individuals wirelessly to critical business systems, urgent information and key processes. We help mobile employees make better and faster decisions, increase customer satisfaction, and improve efficiencies in business processes for shorter sales and service cycles.  Our wireless software products and professional services are all included in the HipLink family of software, which provide immediate mobile access and control of business-critical software applications, databases, networks and servers. In the year ended March 31, 2008 we substantially scaled back the operations of Clickmarks and sold our Global Market Pro wireless financial data software and services to Stockgroup Systems Ltd.  In the year ended March 31, 2007, we closed the operations of Expand Beyond and transferred our research and development activities from Vancouver, Canada to Pakistan.

2. BASIS OF PRESENTATION AND FUTURE PROSPECTS
The accompanying condensed consolidated financial statements include the accounts of Semotus Solutions, Inc. and its subsidiaries. The condensed consolidated balance sheet as of June 30, 2008, the condensed consolidated statements of operations for the three months ended June 30, 2008 and 2007, and the condensed consolidated statements of cash flows for the three months ended June 30, 2008 and 2007 have been prepared by us, without audit and in accordance with the instructions to Form 10-Q and Regulation S-K. In the opinion of our management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending March 31, 2009. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the disclosures provided are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our Annual Report on Form 10-KSB for the year ended March 31, 2008.

The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

The condensed consolidated financial statements include the accounts of Semotus Solutions, Inc. and our wholly owned subsidiary, Clickmarks. All significant intercompany transactions and balances have been eliminated in consolidation.

Our management believes, after discontinuing all operations that were unprofitable, that the remaining continuing operations are sustainable and that we will have enough cash to maintain our operations over the next twelve months. Although those operations range from slightly cash positive to cash negative on a monthly basis, the overall trend toward positive cash flow is continuing. Further, with the trend toward increased acceptance of the need for wireless solutions, our operations should be augmented in the current fiscal year. Our continued operation is dependant on increasing sales and achieving profitability and/or obtaining sufficient long-term financing.

3.  RECENT ACCOUNTING PRONOUNCEMENTS
In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not believe that the adoption of FIN 48 currently has a material impact on our financial statements.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements (SFAS 157). The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 must be adopted prospectively as of the beginning of the year it is initially applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not believe that the adoption of SFAS 157 currently has a material impact on our financial statements.

4.  STOCK-BASED COMPENSATION

On April 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” requiring us to recognize expense related to the fair value of its employee stock option awards. We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award. Total stock compensation expense recognized by us during the three months ended June 30, 2008 and 2007 was $15,372 and $57,602, respectively.

We have estimated the fair value of our option awards granted after April 1, 2006 using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of our stock. We use actual data to estimate option exercises, forfeitures and cancellations within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	Three Months Ended June 30,
Black-Scholes -Based Option Valuation Assumptions	2008	2007
Fair value of options granted during the period	$0.26	$0.148
Expected term (in years)	6.23 years	4 years
Expected volatility	100.34%	95.68%
Weighted average volatility	100.34%	95.68%
Expected dividend yield	--	--
Risk-free rate	3.10%	4.94%

The following table summarizes the stock option transactions for the quarter ended June 30, 2008 based upon a closing stock price of $0.65 per share as of June 30, 2008:

Stock Options	Shares (#)	Weighted Average Exercise Price ($)	Aggregate Intrinsic Value ($)
Outstanding at April 1, 2008	1,109,486	1.15	--
Granted	110,000	0.32	36,300
Exercised	--	--	--
Forfeited	82,411	4.68	--
Expired	2,213	4.42	--

Outstanding at June 30, 2008	1,134,862	0.78	--
Exercisable at June 30, 2008	1,010,087	0.84	--

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the underlying options and the market price of our common stock for the shares that had exercise prices that were lower than the $0.65 market price of our common stock at June 30, 2008.

No options were exercised during the three months ended June 30, 2008.

5. EARNINGS PER SHARE (EPS) DISCLOSURES
In accordance with SFAS No. 128 "Earnings per Share" (EPS), we report Basic and Diluted EPS as follows: Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

For the three months ended June 30, 2008, 2,136,398 potential shares were not included in the shares used to calculate diluted EPS, as no potential shares currently have the effect of being dilutive.

For the three months ended June 30, 2007, 290,353 potential shares were included in the shares used to calculate diluted EPS, as their effect is dilutive, and 522,671 potential shares were not included in the shares used to calculate diluted EPS, as their effect is not dilutive due to the fact that the exercise prices of all of our options and warrants were greater than the average market price of our stock over the three months ended June 30, 2007.

6.  FLINT INVESTMENT, CONVERTIBLE PROMISSORY NOTE AND POTENTIAL ACQUISITION TRANSACTION
We signed an investment agreement dated April 23, 2008 with Flint Telecom Limited (the “Flint Parent”), relating to an investment of $200,000 into Semotus (the “Investment Agreement”).  The investment was taken in the form of a convertible promissory note (the “Note”) which may be converted by Flint Parent at its discretion at any time into restricted common shares of Semotus at a conversion price of $0.275 per share, for an aggregate of 727,272 shares (subject to adjustment for any accrued interest, and subject to adjustment for anti-dilution).  The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on April 23,

2010.  We did not incur any placement agent fees or expenses for this $200,000 investment. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes.

Simultaneously, we entered into a contribution agreement with Flint Telecom, Inc. (“Flint”) and the Flint Parent, pursuant to which we will acquire the majority of Flint’s assets and liabilities in exchange for shares of our restricted common stock, subject to certain closing conditions, including the completion by Flint of a financing transaction and the completion of an audit of Flint (the “Transaction”). Upon the closing of this transaction (the “Close”), we expect to issue approximately 28.5 million common shares of Semotus to Flint and approximately 2 million common shares to Mr. LaPine. On a fully diluted basis, taking into consideration our outstanding stock, the stock issuance to Mr. LaPine, and assuming the exercise of Flint’s convertible promissory notes (which will result in the issuance of a maximum potential total of approximately 14,000,000 additional shares) and our outstanding stock options and warrants, there will be a total of approximately 49,000,000 shares outstanding, which will result in Flint owning approximately 90% of the common stock of the Company, Mr. LaPine owning 5% of the Company and the existing Semotus shareholders owning 5%.  However, there are still some outstanding closing conditions that have not yet been met as of the date of this filing.

7. STOCKGROUP ASSET SALE
We entered into a definitive Asset Purchase Agreement and Transition Services Agreement on May 8, 2007 with Stockgroup Systems, Ltd. (“Stockgroup”), relating to the sale of our wireless financial information assets (the “Agreement”).  As part of the Agreement, we agreed to sell our financial data wireless distribution technology and intellectual property, and the related wireless financial data services, including the Global Market Pro family of software and services.  The purchase price for this asset sale consists of up to $350,000; $150,000 was paid on the closing date, May 9, 2007, and the remaining $200,000 is be paid through a monthly revenue share of 30%, until $200,000 has been paid to us or two years have passed from the date of Closing or gross revenue falls below $15,000 per month, whichever occurs first  In accordance with the Transition Services Agreement, we continue to provide certain transition services to Stockgroup, including certain accounting, administrative and technical services related to the financial data products.  As of June 30, 2008, Stockgroup owed us a total of $118,525, comprising the unpaid balance of $101,400 from the original $200,000 purchase price, and $17,125 for transitional services provided by Semotus to date.

8. RELATED PARTY TRANSACTIONS
Effective May 1, 1996, we entered into a three year employment agreement with our Chief Executive Officer. This agreement was extended to May 1, 2007 and automatically renewed for one-year terms unless notice is provided by either party.  Effective July 15, 2007, the Compensation Committee agreed that we should terminate the existing employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine for a term of three years.  Under this new employment agreement, Mr. LaPine is entitled to a base salary of $240,000 per year, plus discretionary increases in accordance with our standard review procedure. However, Mr. LaPine’s previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine will continue to be compensated at an annual salary of $216,000.  Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. If Mr. LaPine’s employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached, all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term.

9.  CONCENTRATIONS OF CREDIT RISK:
Three customers accounted for a total of 28% of our revenue in the three months ended June 30, 2008, representing 5%, 8% and 15% each.  Four customers accounted for 46% of our accounts receivable at June 30, 2008, representing 17%, 11%, 9% and 9% each.

Two customers accounted for a total of 37% of our revenue in the three months ended June 30, 2007, representing

22% and 15%, respectively.  Two customers accounted for 20% each of our accounts receivable at June 30, 2007, and one customer accounted for 30% of our accounts receivable at June 30, 2007, for a combined total of three customers accounting for 70% of our accounts receivable at June 30, 2007.

10. INNOFONE TRANSACTION
On July 23, 2007, we entered into a Software License Agreement and Stock Issuance and Registration Rights Agreement with Innofone.com Incorporated (“Innofone”), relating to a royalty free license of our HipLinkXS and Clickmarks software applications (the “Agreement”).  The consideration for this software license consisted of $3.75 million worth of Innofone’s restricted common stock at a price we calculated as $0.19 per share, which equals 19,736,842 shares, with demand and piggyback registration rights.  We also granted Innofone an option to buy certain assets, including the Hiplinkxs and Clickmarks software application products, the complete terms and conditions of which were not fully defined or agreed upon (“Asset Sale”). At a minimum, this Asset Sale would require a payment by Innofone of $250,000 and a convertible note due from Innofone in favor of us for $500,000. Additionally, there was a post-closing purchase price adjustment on the Innofone stock, should the stock fall below $3.75 million in aggregate value, in order for Stockgroup to retain its option to purchase certain assets of Semotus.

Pursuant to the post-closing purchase price adjustment provision in the Agreement, Innofone issued to us 26,888,158 additional shares of Innofone restricted common stock during the second quarter ended September 30, 2007, for a total of 46,625,000 shares of Innofone’s restricted common stock.  As of September 30, 2007 we owned approximately 35% of Innofone, and, accordingly, the investment was accounted for on the equity method.  Innofone is currently delinquent in its SEC filings and working with its auditors to find a cost effective way to become current.  Innofone’s last quarterly report was filed with the SEC on May 21, 2007 for the three and nine months ended March 31, 2007, in which it reported total assets of $53,523,822, total liabilities of $39,256,222 and a net loss for the three and nine months ended March 31, 2007 of $17,156,434 and $33,601,375, respectively. Since September 30, 2007, Innofone’s common stock has declined.

We initially generated $3.75 million of other income from the sale of a software license to Innofone. However, due to the continuing operating losses and the uncertainty of Innofone’s business, as of March 31, 2008, Semotus reduced the value of its investment to $0 and thereby recorded a $366,250 loss for the fourth quarter and a $3,730,000 loss for the year ended March 31, 2008.

As of the contractual deadline of October 22, 2007, Innofone had not paid us $250,000, and therefore its option to buy certain assets expired.  Innofone’s right of first refusal to merge with us has also therefore expired. On April 30, 2008 we entered into a Termination Agreement with Innofone, whereby we returned all of the shares of Innofone common stock received under the License Agreement in exchange for the complete termination of the software license granted to Innofone thereunder.

11. SUBSEQUENT EVENTS
On July 22, 2008, Flint Telecom, Ltd. (“Flint”) converted 100% of its convertible promissory note issued on April 23, 2008, which included the entire outstanding principal amount of $200,000 and all accrued interest up to and including July 22, 2008, which comes to a total of $204,000, into restricted common shares of Semotus Solutions, Inc. at a conversion price equal to $0.275 per share, which equals a total of 741,818 shares of our restricted common stock. See Note 6 for more details on the convertible promissory note.

SEMOTUS SOLUTIONS, INC. AND SUBSIDIARIES
(Now named Flint Telecom Group, Inc.)
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2008	March 31, 2008
CURRENT ASSETS:	(unaudited)
Cash and cash equivalents	$83,162	$222,384
Trade receivables (net of allowance for doubtful accounts of $7,035 at September 30, 2008 and March 31, 2008)	390,711	151,995
Prepaid expenses and other current assets	18,923	24,190
	-----------------	---------------
Total current assets	492,796	398,569

Goodwill, net	1,430,141	1,430,141
Long term note receivable from Stockgroup asset sale (Note 7)	86,106	117,724
	------------	-----------------
Total assets	$2,009,043	$1,946,434
LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$123,036	$129,781
Accrued payroll	187,976	58,387
Other accrued liabilities	81,391	13,816
Deferred revenue	192,277	238,688
	---------------	----------------
Total current liabilities	584,680	440,672
	------------	----------------
Total liabilities	584,680	440,672
	------------	---------------
SHAREHOLDERS’ EQUITY:
Common stock: $0.01 par value; 100,000,000 authorized, 2,990,982 issued and outstanding at September 30, 2008, and 50,000,000 authorized, 2,249,164 issued and outstanding at March 31, 2008	29,910	22,492
Additional paid-in capital	73,082,605	72,867,976
Accumulated deficit	(71,688,152)	(71,384,706)
	-------------------	----------------
Total shareholders’ equity	1,424,363	1,505,762
	------------------	---------------
Total liabilities and shareholders’ equity	$2,009,043	$1,946,434

See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC.
UNAUDITED PRO FORMA
CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed balance sheet as of September 30, 2008 was prepared as if the merger was effective as of such date. The unaudited pro forma condensed statement of operations for the three months ended September 30, 2008 for Flint and for the three months ended June 30, 2008 for Semotus  and for the fiscal year ended June 30, 2008 for Flint and for the fiscal year ended March 31, 2008 for Semotus were prepared as if the merger was effective as of July 1, 2007.

The balance sheet as of June 30, 2008 of Semotus Solutions, Inc. was used for pro forma purposes, together with the related statements of operations for the quarter ended June 30, 2008, and the fiscal year ended March 31, 2008.

The unaudited pro forma condensed financial statements, as described above,  should be read in conjunction with the audited historical financial statements and notes thereto included herein for the year ended June 30, 2008, and the unaudited historical financial statements for the three months ended September 30, 2008, included herein for Flint Telecom, Inc., and the audited historical financial statements of Semotus Solutions, Inc. for the year ended March 31, 2008, and the unaudited balance sheet as of June 30, 2008 and the unaudited historical financial statements for the three months ended June 30, 2008, also included herein.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined enterprise after the merger of Flint with Semotus, or of the financial position or results of operations of the combined enterprise that would have actually occurred had the merger been effected as of the dates described above. The merger will be accounted for as a reverse acquisition whereby Flint will be accounted for as the acquirer for accounting purposes since it will control the combined enterprise.

	FLINT TELECOM GROUP, INC.

Condensed Pro Forma Balance Sheet as of September 30, 2008 (Unaudited)

	Accounting	Legal				Pro Forma
	Acquirer	Survivor	Pro Forma			Balance
ASSETS	Flint	Semotus	Adjustments	Notes		Sheet

Current Assets
Cash in bank	$1,406,278	$83,162				$1,489,440
Accounts receivable	350,495	345,447				695,942
Note receivable		86,106	$(86,106)		E	-
Due from STG		45,265	(3,027)		E	42,238
Prepaid & other current assets	213,530	18,922				232,452

Total Current Assets	1,970,303	578,902	(89,133)			2,460,072

Property & equipment - net	1,322,062	-				1,322,062

Goodwill – net		1,430,141	(1,430,141)		C	2,338,148
			2,338,148		D
Other Assets	75,205	-				75,205

TOTAL ASSETS	$3,367,570	$2,009,043	$818,874			$6,195,487

LIABILITIES & STOCHOLDERS’ DEFICIT

Current Liabilities
Accounts Payable	$892,678	$123,036	$--			$1,015,714
Accrued Interest Payable	249,795					249,795
Accrued Liabilities	289,658	81,391				371,049
Accrued Payroll		187,976				187,976
Lease obligations - current	369,560					369,560
Notes Payable	500,000					500,000
Notes Payable - Flint Telecom Ltd.	1,202,500					1,202,500
Convertible Notes Payable - Euros	2,076,948					2,076,948
Convertible Notes Payable - U.S. dollars	3,636,646					3,636,646
Due to Flint Telecom Ltd.	259,817					259,817
Deferred Revenue		192,277				192,277
Total Current Liabilities	9,477,602	584,680	-			10,062,282

Capital Lease Obligations	446,638					446,638
Total Liabilities	9,924,240	584,680	-			10,508,920

Stockholders' Deficit

Common Stock	10	29,910	284,601		A	314,511
			(10)		F

Additional Paid-in Capital	1,062,873	73,082,605	(284,601)		A	2,991,609
			(71,688,152)		B
			(1,430,141)		C
			$2,338,148		D
			(89,133)		E
			10		F

Retained Earnings (Deficit)	(7,619,553)	(71,688,152)	71,688,152		B	(7,619,553)
Total Stockholders' Deficit	(6,556,670)	1,424,363	818,874			(4,313,434)
TOTAL LIABILITIES & EQUITY	$3,367,570	$2,009,043	$818,874			$6,195,487

	FLINT TELECOM GROUP, INC.

Condensed Pro Forma Statements of Operations for the year ended June 30, 2008 for
Flint Telecom, Inc. (Unaudited) and for Semotus Solutions, Inc. for the year ended March 31, 2008

	Accounting	Legal			Pro Forma
	Acquirer	Survivor	Pro Forma		Statement of
	Flint	Semotus	Adjustments	Notes	Operations

Revenues	$3,146,286	$966,122			$4,112,408

Costs and expenses
Cost of goods sold	4,022,383	61,245			4,083,628
R&D	-	325,503			325,503
Selling, general &
adminstrative expenses	2,661,817	1,568,329			4,230,146

	6,684,200	1,955,077	-		8,639,277

Operating loss	(3,537,914)	(988,955)	-		(4,526,869)

Other income and expenses	(322,740)	(1,137,031)			(1,459,771)

Net income/(loss)	$(3,860,654)	$(2,125,986)	-		$(5,986,640)

	FLINT TELECOM GROUP, INC.

Condensed Pro Forma Statements of Operations for the quarter ended September 30, 2008 for Flint Telecom, Inc. (Unaudited) and for the quarter ended June 30, 2008 for Semotus Solutions, Inc. (Unaudited)
	Accounting	Legal			Pro Forma
	Acquirer	Survivor	Pro Forma		Statement of
	Flint	Semotus	Adjustments	Notes	Operations

Revenues	$3,225,251	$230,735			$3,455,986

Costs and expenses
Cost of goods sold	3,269,467	1,588			3,271,055
R&D	-	27,945			27,945
Selling, general &
adminstrative expenses	1,063,450	433,273			1,496,723

	4,332,917	462,806	-		4,795,723

Operating loss	(1,107,666)	(232,071)	-		(1,339,737)

Other income and expenses	(38,281)	(2,493)			(40,774)

Net income/(loss)	$(1,145,947)	$(234,564)	-		$(1,380,511)

FLINT TELECOM GROUP, INC.

NOTES TO THE CONDENSED PRO-FORMA FINANCIAL STATEMENTS (UNAUDITED)

As a result of the acquisition of Flint Telecom, Inc.’s assets and liabilities the security holders of Flint Telecom received an aggregate of 28,460,094 shares of our common stock. As a result of the acquisition and the issuance of stock to the security holders of Flint, the former security holders of Flint held approximately 90% of Semotus' outstanding common stock immediately after the acquisition. Accounting principles generally accepted in the United States require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes. The acquisition was accounted for as a reverse acquisition whereby Flint Telecom was deemed to be the "accounting acquirer".

A            To record the issuance of 28,460,094 shares of common stock to the security holders of Flint in the reverse acquisition.

B            To record the recapitalization of Semotus' accumulated deficit to additional paid-in capital.
 C            To write off goodwill recorded on Semotus' books at date of merger.

D            To record goodwill arising on consolidation of Semotus (accounting acquiree) with Flint (accounting acquirer).

E            To write down value of Semotus’ assets to fair value at date of acquisition.

F            To write off Flint's original common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.

Date:   December 23, 2008                                                                           By:  /s/  Vincent Browne
    Vincent Browne,
    Chief Executive Officer